Exhibit 10.1

FOURTH AMENDMENT TO REVOLVING CREDIT AND SECURITY AGREEMENT

This Fourth Amendment to Revolving Credit and Security Agreement (this “Fourth Amendment”) is dated this 23rd day of June, 2020, by and among AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation (“ALS”), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation (“UES”), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company (“Alloys”), AKERS NATIONAL ROLL COMPANY, a Delaware corporation (“National Roll”), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden with registration number 556031-8080 (“Akers Sweden”), AKERS AB, a company duly incorporated and organized under the laws of Sweden with registration number 556153-4792 (“Akers AB”) (Akers Sweden and Akers AB are, each a “Swedish Borrower” and collectively, the “Swedish Borrowers”), and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales with registered company number 00162966 (the “UK Borrower”) (ALS, UES, Alloys, National Roll, the Swedish Borrowers, the UK Borrower and each Person joined hereto as a borrower from time to time, are collectively, the “Borrowers”, and each a “Borrower”), the Guarantors (as defined therein) party hereto, the LENDERS (as defined therein) party hereto, and PNC BANK, NATIONAL ASSOCIATION, in its capacity as agent for the Lenders (hereinafter referred to in such capacity as the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrowers, the Guarantors, the Lenders and the Agent entered into that certain Revolving Credit and Security Agreement, dated effective as of May 20, 2016, by and among the Borrowers, the Guarantors, the Lenders and the Agent, as amended by that certain: (i) First Amendment to Revolving Credit and Security Agreement, dated October 31, 2016, by and among the Borrowers, the Guarantors, the Lenders and the Agent; (ii) Second Amendment to Revolving Credit and Security Agreement, dated March 2, 2017, by and among the Borrowers, the Guarantors, the Lenders and the Agent; (iii) Third Amendment to Revolving Credit and Security Agreement, dated September 28, 2018, by and among the Borrowers, the Guarantors, the Lenders and the Agent; and (iv) Consent, Release and Amendment Letter, dated September 30, 2019, by and among the Borrowers, the Guarantors, the Lenders and the Agent (as further amended, modified, supplemented, extended, renewed or restated from time to time, the “Credit Agreement”);

WHEREAS, the Borrowers desire to amend certain provisions of the Credit Agreement which provisions require only Required Lenders approval, and the Required Lenders and the Agent agree to permit such amendments pursuant to the terms and conditions set forth herein; and

WHEREAS, the lender identified on the signature pages hereto as the “Exiting Lender” (the “Exiting Lender”) has agreed to assign its Advances and Revolving Commitment pursuant to the terms hereof.

NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement unless the context herein clearly indicates otherwise.

2. Article 1 of the Credit Agreement is hereby amended by inserting therein as a new Section 1.7, in its proper numeric order the following:

1.7 LIBOR Notification.

Section 3.8.2. of this Agreement provides a mechanism for determining an alternate rate of interest in the event that the London interbank offered rate is no longer available or in certain other circumstances. The Agent will notify the Borrower, in accordance with the terms and provisions of Section 16.6 hereof, in advance of any change to the reference rate upon which the interest rate on LIBOR Rate Loans is based. The Agent does not warrant or accept any responsibility for and shall not have any liability with respect to, the administration, submission or any other matter related to the London interbank offered rate or other rates in the definition of “LIBOR Rate” or with respect to any alternative or successor rate thereto, or replacement rate therefor.

3. Section 1.2 of the Credit Agreement is hereby amended by inserting the following new definitions in their appropriate alphabetical order:

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Ampco Preferred Shares” shall mean those certain shares, if any, of Ampco-Pitt Corp. preferred stock issued under terms and provisions that provide for certain dividends to be paid to the applicable shareholder(s) prior to the payment of dividends with respect to common stock of Ampco-Pitt Corp., which shares are contemplated to be offered and issued after the Fourth Amendment Closing Date.

“Fourth Amendment” shall mean that certain Fourth Amendment to Revolving Credit and Security Agreement, dated as of the Fourth Amendment Closing Date, by and among the Loan Parties thereto, the Lenders party thereto and the Agent.

“Fourth Amendment Closing Date” shall mean June 23, 2020.

“Fourth Amendment Reserve” shall mean a reserve in the amount of Two Million Five Hundred Thousand and 00/100 Dollars ($2,500,000.00), which reserve shall be instituted, without any further notice, on the date that is the ninetieth (90th) consecutive day following the Fourth Amendment Closing Date if

Ampco Pitt-Corp., has not received the net proceeds of the issuance of either Ampco Preferred Shares and/or common stock of Ampco-Pitt Corp., in any case, in an amount not less than Ten Million and 00/100 Dollars ($10,000,000.00) (as evidenced and determined in form and substance acceptable to the Agent) on or before such date. Once instituted, such reserve shall remain in place until such date as Ampco Pitt-Corp., has received the net proceeds of the issuance of either Ampco Preferred Shares and/or common stock of Ampco-Pitt Corp., in any case, in an amount not less than Ten Million and 00/100 Dollars ($10,000,000.00) (as evidenced and determined in form and substance acceptable to the Agent).

“Overnight Bank Funding Rate” shall mean, for any, day the rate per annum (based on a year of 360 days and actual days elapsed) comprised of both overnight federal funds and overnight Eurocurrency borrowings by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the Federal Reserve Bank of New York, as set forth on its public website from time to time, and as published on the next succeeding Business Day as the overnight bank funding rate by such Federal Reserve Bank of New York (or by such other recognized electronic source (such as Bloomberg) selected by the Agent for the purpose of displaying such rate) (an “Alternate Source”); provided, that if such day is not a Business Day, the Overnight Bank Funding Rate for such day shall be such rate on the immediately preceding Business Day; provided, further, that if such rate shall at any time, for any reason, no longer exist, a comparable replacement rate determined by the Agent at such time (which determination shall be conclusive absent manifest error). If the Overnight Bank Funding Rate determined as above would be less than three-quarters of one percent (.75%), then such rate shall be deemed to be three-quarters of one percent (.75%). The rate of interest charged shall be adjusted as of each Business Day based on changes in the Overnight Bank Funding Rate without notice to the Borrower.

“Resolution Authority” shall mean an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“UK Financial Institution” shall mean any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

4. Section 1.2 of the Credit Agreement is hereby amended by deleting the following definitions in their entirety and inserting in their stead the following:

“Alternate Base Rate” shall mean, for any day, a rate per annum equal to the highest of (a) the Base Rate in effect on such day, (b) the sum of the Overnight Bank Funding Rate in effect on such day plus one half of one percent (0.5%), and (c) the sum of the Daily LIBOR Rate in effect on such day plus one percent (1.0%), so long as a Daily LIBOR Rate is offered, ascertainable and not unlawful.

“Alternate Source” shall have the meaning set forth in the definition of Overnight Bank Funding Rate.

“Applicable Margin” shall mean(a) the percentage spread to be added to Revolving Advances and Swing Loans consisting of Domestic Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading “Applicable Margins for Domestic Rate Loans”; and (b) the percentage spread to be added to Revolving Advances consisting of LIBOR Rate Loans based upon the Average Undrawn Availability for the most recently ended fiscal quarter according to the pricing grid set forth below under the heading “Applicable Margins for LIBOR Rate Loans”.

Effective as of the date on which the Borrowing Base Certificate required under Section 9.10 for the applicable month-end corresponding with the applicable most recently completed fiscal quarter-end of each fiscal year (each such Borrowing Base Certificate referred to herein as the “Quarter-End Borrowing Base Certificate”) is due to be delivered (each day on which such delivery is due, an “Adjustment Date”), the Applicable Margin for each type of Advance shall be adjusted, if necessary, to the applicable percent per annum set forth in the pricing table below corresponding to the Average Undrawn Availability for the most recently completed fiscal quarter prior to the applicable Adjustment Date:

LEVEL	AVERAGE UNDRAWN AVAILABILITY	APPLICABLE MARGINS FOR LIBOR RATE LOANS	APPLICABLE MARGINS FOR DOMESTIC RATE LOANS
1	≥66% of the Maximum Revolving Advance Amount	2.75%	1.75%
2	<66% and ≥33% of the Maximum Revolving Advance Amount	3.00%	2.00%
3	<33% of the Maximum Revolving Advance Amount	3.25%	2.25%

The Applicable Margin as of the Fourth Amendment Closing Date shall be based upon the percentages associated with Level 3 pricing in the pricing grid above, and such Applicable Margin shall remain in effect until the first Adjustment Date occurring after the end of the first full fiscal quarter following the Fourth Amendment Closing Date.

If Borrowers shall fail to deliver a Quarter-End Borrowing Base Certificate required under Section 9.10 by the dates required pursuant to such section, each Applicable Margin shall be conclusively presumed to equal the highest Applicable Margin specified in the pricing table set forth above until the date of delivery of such Quarter-End Borrowing Base Certificate, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected on such Quarter-End Borrowing Base Certificate. Notwithstanding anything to the contrary contained herein, no downward adjustment in any Applicable Margin shall be made on any Adjustment Date on which any Event of Default shall have occurred and be continuing. Notwithstanding anything to the contrary contained herein, immediately and automatically upon the occurrence of any Event of Default and thereafter during the continuance thereof, each Applicable Margin shall increase to and equal the highest Applicable Margin specified in the pricing table set forth above and shall continue at such highest Applicable Margin until the date (if any) on which such Event of Default shall be waived in accordance with the provisions of this Agreement, at which time the rate will be adjusted based upon the Average Undrawn Availability reflected on the most recently delivered Quarter-End Borrowing Base Certificate delivered by Borrowers to Agent pursuant to Section 9.9. Any increase in interest rates and/or other fees payable by Borrowers under this Agreement and the Other Documents pursuant to the provisions of the foregoing sentence shall be in addition to and independent of any increase in such interest rates and/or other fees resulting from the occurrence of any Event of Default (including, if applicable, any Event of Default arising from a breach of Section 9.9 hereof) and at all times thereafter during the continuance thereof and/or the effectiveness of the Default Rate provisions of Section 3.1 hereof or the default fee rate provisions of Section 3.2 hereof.

If, as a result of any restatement of, or other adjustment to, the Quarter-End Borrowing Base Certificate or for any other reason, Agent determines that (a) the Average Undrawn Availability as previously calculated as of any applicable date for any applicable period was inaccurate, and (b) a proper calculation of the Average Undrawn Availability for any such period would have resulted in different pricing for such period, then (i) if the proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for such period, automatically and immediately without the necessity of any demand or notice by Agent or any other affirmative act of any party, the interest accrued on the applicable outstanding Advances and/or the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to be retroactively increased by, and Borrowers shall be obligated to immediately pay to Agent for the ratable benefit of Lenders an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Average Undrawn Availability would have resulted in a lower interest rate and/or fees (as applicable) for such period, then the interest accrued on the applicable outstanding Advances and the amount of the fees accruing for such period under the provisions of this Agreement and the Other Documents shall be deemed to remain unchanged, and Agent and Lenders shall have no obligation to repay interest or fees to the Borrowers; provided, that, if as a result of any restatement or other event or other determination by Agent a proper calculation of the Average Undrawn Availability would have resulted in a higher interest rate and/or fees (as applicable) for one or more periods and a lower interest rate and/or fees (as applicable) for one or more other periods (due to the shifting of income or expenses from one period to another period or any other reason), then the amount payable by Borrowers pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amounts of interest and fees actually paid for such periods.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of any Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Federal Funds Effective Rate” shall mean for any day the rate per annum (based on a year of 360 days and actual days elapsed and rounded upward to the nearest 1/100 of 1%) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the “Federal Funds Effective Rate” as of the date of this Agreement; provided, if such Federal Reserve Bank (or its successor) does not announce such rate on any day, the “Federal Funds Effective Rate” for such day shall be the Federal Funds Effective Rate for the last day on which such rate was announced; provided further, however, that if the Fed Funds Effective Rate determined as provided above would be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Agreement.

“Fee Letter” shall mean the second amended and restated fee letter dated the Fourth Amendment Closing Date executed by Ampco-Pitt Corp. (for itself and on behalf of the other Loan Parties) and PNC.

“Fixed Asset Advance Amount” shall mean (X) on the Fourth Amendment Closing Date, the lesser of (a) a Dollar Equivalent amount equal to Fifteen Million and 00/100 Dollars ($15,000,000.00) and (b) subject to Section 2.1(b), 85% of the appraised net orderly liquidation value of Eligible Equipment, and (Y) after the Fourth Amendment Closing Date, the availability under the Fixed Asset Advance Amount shall be updated monthly to reflect (a) all new Eligible Equipment purchased during the preceding calendar month (with respect to which availability shall be limited to the least of (x) a Dollar Equivalent amount equal to

Fifteen Million and 00/100 Dollars ($15,000,000.00), (y) eighty-five percent (85%) of the Net Invoice Cost of such new Eligible Equipment or (z) subject to Section 2.1(b), eighty-five percent (85%) of the appraised net orderly liquidation value of such new Eligible Equipment acquired pursuant to the acquisition of the stock or assets of a third party), and (b) eighty-five percent (85%) of the remaining unamortized borrowing base amount of all dispositions of Eligible Equipment which have occurred during the preceding calendar month. The Fixed Asset Advance Amount shall be reduced by amortization of two and one-half of one percent (2.50%) per fiscal quarter. Each new Eligible Equipment asset purchased after the Fourth Amendment Closing Date shall only be included in the applicable Formula Amount in an amount, subject to Section 2.1(b), equal to eighty-five percent (85%) of the Net Invoice Cost of such new Eligible Equipment, less all required amortization until such time as the next regularly recurring Equipment appraisal is performed. Effective immediately upon delivery of each applicable recurring Equipment appraisal, the amount included in the applicable Formula Amount with respect to such Eligible Equipment shall be reset to the least of (x) a Dollar Equivalent amount equal to Fifteen Million and 00/100 Dollars ($15,000,000.00), (y) subject to the Section 2.1(b), eighty-five percent (85%) of the current appraised net orderly liquidation value of such Eligible Equipment or (z) the remaining unamortized amount.

“LIBOR Rate” shall mean the following:

(a) for any LIBOR Rate Loan made in any LIBOR Quoted Currency for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the rate which appears on the Bloomberg Page BBAM1 (or on such other substitute Bloomberg page that displays rates at which such LIBOR Quoted Currency deposits are offered by leading banks in the London interbank deposit market) for such LIBOR Quoted Currency, or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which such LIBOR Quoted Currency deposits are offered by leading banks in the London interbank deposit market (a “LIBOR Quoted Currency Alternate Source”), at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period as the London interbank offered rate for such LIBOR Quoted Currency for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BBAM1 (or any substitute page) or any LIBOR Quoted Currency Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(b) for any LIBOR Rate Loan made in Swedish Krona for the then current Interest Period relating thereto, the interest rate per annum determined by Agent by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (a) the Stockholm Interbank Offered Rate (STIBOR) which appears on the Bloomberg Page BTMM SW (or on such other substitute Bloomberg page that displays rates at which Swedish Krona deposits are offered by leading banks in the Stockholm interbank deposit market) as published by the Swedish Bankers’ Association (or on any successor or substitute service providing rate quotations comparable to those currently provided by such service, as determined by the Agent from time to time) for Swedish Krona, or the rate which is quoted by another source selected by Agent as an authorized information vendor for the purpose of displaying rates at which Swedish Krona deposits are offered by leading banks in the Stockholm interbank deposit market (a “STIBOR Alternate Source”), at approximately 11:00 a.m., Stockholm, Sweden time, two (2) Business Days prior to the commencement of such Interest Period as the Stockholm interbank offered rate for Swedish Krona for an amount comparable to such LIBOR Rate Loan and having a borrowing date and a maturity comparable to such Interest Period (or if there shall at any time, for any reason, no longer exist a Bloomberg Page BTMM SW (or any substitute page) or any STIBOR Alternate Source, a comparable replacement rate determined by Agent at such time (which determination shall be conclusive absent manifest error)), by (b) a number equal to 1.00 minus the Reserve Percentage; provided, however, that if the LIBOR Rate determined as provided above would be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(c) for any LIBOR Rate Loan made in Canadian Dollars for the then current Interest Period relating thereto, the interest rate per annum determined by Agent equal to the arithmetic average rate applicable to Canadian Dollar bankers’ acceptances (C$BAs) for the applicable Interest Period appearing on the Bloomberg page BTMM CA, rounded to the nearest 1/100th of one percent (1%) (with .005% being rounded up) per annum, at approximately 11:00 a.m. Eastern Time, three (3) Business Days prior to the commencement of such Interest Period, or if such day is not a Business Day, then on the immediately preceding Business Day, provided that if such rate does not appear on the Bloomberg page BTMM CA on such day then such rate on such day shall be the rate for such period applicable to Canadian Dollar bankers’ acceptances quoted by a bank listed in Schedule I of the Bank Act (Canada), as selected by the Agent, as of 11:00 a.m. Eastern Time on such day or, if such day is not a Business Day, then on the immediately preceding Business Day; provided, however, that if the LIBOR Rate determined as provided above would be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Agreement.

The LIBOR Rate shall be adjusted with respect to any LIBOR Rate Loan that is outstanding on the effective date of any change in the Reserve Percentage as of such effective date. Agent shall give reasonably prompt notice to the Borrowing Agent of the LIBOR Rate as determined or adjusted in accordance herewith, which determination shall be conclusive absent manifest error.

(d) If, at any time, the Agent and all of the Lenders approve an additional Optional Currency, any references in this Agreement to the LIBOR Rate applicable to any such additional Optional Currency shall be a reference to a rate to be mutually agreed upon between the Agent and the Borrowers

“Maximum Revolving Advance Amount” shall mean, on and after the Fourth Amendment Closing Date, a Dollar Equivalent Amount equal to (i) the difference of (a) Ninety-Two Million Five Hundred Thousand and 00/100 Dollars ($92,500,000.00) less, (b) solely for purposes of Section 2.1 hereof, on any applicable date of determination, the then-applicable amount of the Fourth Amendment Reserve, plus (ii) any increases in accordance with Section 2.24 and minus (iii) any permanent reductions in accordance with Section 2.2(f).

“Permitted Dividends” shall mean so long as if immediately prior to and upon giving effect to such dividend (whether such dividend is a current payment obligation or an accrued payment obligation that was previously unable to be paid under the terms and provisions hereof), (x) no Default or Event of Default exists or will be created thereby, (y) pro forma Undrawn Availability (measured as both a thirty-day average and upon giving effect to such dividend) will not be less than fifteen percent (15%) of the Maximum Revolving Advance Amount and (z) such contemplated dividend payment shall not exceed in any fiscal year, singularly or in the aggregate, together with all other dividends paid during such applicable fiscal year with respect to Ampco Preferred Shares, an amount equal to ten percent (10%) of the net proceeds received by Ampco-Pitt Corp., in connection with and solely attributable to the issuance of the Ampco Preferred Shares, Borrowers shall be permitted to pay dividends to Ampco-Pitt Corp., to pay certain preferred equity dividends pursuant to the terms and provisions of the Ampco Preferred Shares, as applicable.

“Published Rate” shall mean the rate of interest published each Business Day in the Wall Street Journal “Money Rates” listing under the caption “London Interbank Offered Rates” for a one month period (or, if no such rate is published therein for any reason, then the Published Rate shall be the LIBOR Rate for a one month period as published in another publication selected by the Agent); provided, however, that if the Published Rate determined as provided above would be less than three-quarters of one percent (.75%), such rate shall be deemed to be three-quarters of one percent (.75%) for purposes of this Agreement.

“Revolving Commitment Amount” shall mean, (i) as to any Lender other than a New Lender, the Revolving Commitment amount (if any) set forth below such Lender’s name on the signature page to the Fourth Amendment (or, in the case of any Lender that became party to this Agreement after the Fourth Amendment Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment amount (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment amount provided for in the joinder signed by such New Lender under Section 2.24(a)(x), in each case as the same may be adjusted upon any increase by such Lender pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Revolving Commitment Percentage” shall mean,     (i) as to any Lender other than a New Lender, the Revolving Commitment Percentage (if any) set forth below such Lender’s name on the signature page to the Fourth Amendment (or, in the case of any Lender that became party to this Agreement after the Fourth Amendment Closing Date pursuant to Section 16.3(c) or (d) hereof, the Revolving Commitment Percentage (if any) of such Lender as set forth in the applicable Commitment Transfer Supplement), and (ii) as to any Lender that is a New Lender, the Revolving Commitment Percentage provided for in the joinder signed by such New Lender under Section 2.24(a)(ix), in each case as the same may be adjusted upon any increase in the Maximum Revolving Advance Amount pursuant to Section 2.24 hereof, or any assignment by or to such Lender pursuant to Section 16.3(c) or (d) hereof.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

5. Clause (i) of the definition of “Eligible Domestic Receivables” in Section 1.2 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(i) the Customer is the United States of America, any state or any department, agency or instrumentality of any of them, unless the applicable Borrower assigns its right to payment of such Receivable to Agent pursuant to the Assignment of Claims Act of 1940, as amended (31 U.S.C. Sub-Section 3727 et seq. and 41 U.S.C. Sub-Section 15 et seq.) or has otherwise complied with other applicable statutes or ordinances, Receivables that, but for compliance with this subsection (i), are otherwise Eligible Domestic Receivables, shall be deemed to be Eligible Domestic Receivables to the extent that the amount of all such Receivables with respect to all such Customers does not exceed One Million and 00/100 Dollars ($1,000,000.00), singularly or in the aggregate, at any time;

6. Each of: (1) clause (v) of Section 2.1(a)(A)(y); (2) clause (v) of Section 2.1(a)(B)(y); (3) clause (iv) of Section 2.1(a)(C)(y); and (4) clause (iv) of Section 2.1(a)(D)(y) is hereby amended to delete therefrom the reference to “reserves” and, in each case, to insert therein the reference to “reserves (including, without limitation, the Fourth Amendment Reserve)”.

7. Clause (b) of Section 2.8 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(b) Each Borrower recognizes that the amounts evidenced by checks, notes, drafts or any other items of payment relating to and/or proceeds of Collateral may not be collectible by Agent on the date received by Agent. Agent shall conditionally credit Borrowers’ Account for each item of payment on the next Business Day after the Business Day on which such item of payment is received by Agent (and the Business Day on which each such item of payment is so credited shall be referred to, with respect to such item, as the “Application Date”). Agent is not, however, required to credit Borrowers’ Account for the amount of any item of payment which is unsatisfactory to Agent and Agent may charge Borrowers’ Account for the amount of any item of payment which is returned, for any reason whatsoever, to Agent unpaid. Subject to the foregoing, Borrowers agree that for purposes of computing the interest charges under this Agreement, each item of payment received by Agent shall be deemed applied by Agent on account of the Obligations on its respective Application Date. Borrowers further agree that there is a monthly float charge payable to Agent for Agent’s sole benefit, in an amount equal to (y) the face amount of all items of payment received during the prior month (including items of payment received by Agent as a wire transfer or electronic depository check) multiplied by (z) the Revolving Interest Rate with respect to Domestic Rate Loans for one (1) Business Day. All proceeds received by Agent shall be applied to the Obligations in accordance with Section 4.8(h).

8. Section 3.8 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

3.8 Alternate Rate of Interest.

3.8.1 Interest Rate Inadequate or Unfair.

In the event that Agent or any Lender shall have determined that:

(a) reasonable means do not exist for ascertaining the LIBOR Rate for any Interest Period;

(b) Dollar deposits in the relevant amount and for the relevant maturity are not available in the London interbank LIBOR market, with respect to an outstanding LIBOR Rate Loan, a proposed LIBOR Rate Loan, or a proposed conversion of a Domestic Rate Loan into a LIBOR Rate Loan;

(c) the making, maintenance or funding of any LIBOR Rate Loan has been made impracticable or unlawful by compliance by Agent or such Lender in good faith with any Applicable Law or any interpretation or application thereof by any Governmental Body or with any request or directive of any such Governmental Body (whether or not having the force of law); or

(d) the LIBOR Rate will not adequately and fairly reflect the cost to such Lender of the establishment or maintenance of any LIBOR Rate Loan,

then Agent shall give Borrowing Agent prompt written or telephonic notice of such determination in accordance with the terms and provisions of Section 16.6 hereof. If such notice is given prior to a Benchmark Replacement Date (as defined below), (i) any such requested LIBOR Rate Loan shall be made as a Domestic Rate Loan, unless Borrowing Agent shall notify Agent no later than 1:00 p.m. two (2) Business Days prior to the date of such proposed borrowing, that its request for such borrowing shall be cancelled or made as an unaffected type of LIBOR Rate Loan, (ii) any Domestic Rate Loan or LIBOR Rate Loan which was to have been converted to an affected type of LIBOR Rate Loan shall be continued as or converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the proposed conversion, shall be maintained as an unaffected type of LIBOR Rate Loan, and (iii) any outstanding affected LIBOR Rate Loans shall be converted into a Domestic Rate Loan, or, if Borrowing Agent shall notify Agent, no later than 1:00 p.m. two (2) Business Days prior to the last Business Day of the then current Interest Period applicable to such affected LIBOR Rate Loan, shall be converted into an unaffected type of LIBOR Rate Loan, on the last Business Day of the then current Interest Period for such affected LIBOR Rate Loans (or sooner, if any Lender cannot continue to lawfully maintain such affected LIBOR Rate Loan). Until such notice has been withdrawn, Lenders shall have no obligation to make an affected type of LIBOR Rate Loan or maintain outstanding affected LIBOR Rate Loans and no Borrower shall have the right to convert a Domestic Rate Loan or an unaffected type of LIBOR Rate Loan into an affected type of LIBOR Rate Loan.

3.8.2 Successor LIBOR Rate Index.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in the Other Documents, if the Agent determines that a Benchmark Transition Event or an Early Opt-in Event has occurred with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, the Agent and the Borrowers may amend this Agreement to replace the applicable LIBOR Rate with a Benchmark Replacement; and any such amendment will become effective at 5:00 p.m. New York City time on the fifth (5th) Business Day after the Agent has provided such proposed amendment to all Lenders, so long as the Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Until the applicable Benchmark Replacement with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, is effective, each advance, conversion and renewal of a LIBOR Rate Loan with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, will continue to bear interest with reference to the applicable LIBOR Rate; provided, however, during a Benchmark Unavailability Period with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, (i) any pending selection of, conversion to or renewal of a LIBOR Rate Loan with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, that has not yet gone into effect shall be deemed to be a selection of, conversion to or renewal of a Domestic Rate Loan in the Dollar Equivalent amount of such Loan, (ii) all outstanding LIBOR Rate Loans with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, shall automatically be converted to Domestic Rate Loans in the Dollar Equivalent amount of such Loan at the expiration of the existing Interest Period (or sooner, if Agent cannot continue to lawfully maintain such affected LIBOR Rate Loan) and, as applicable, (iii) the component of the Alternate Base Rate based upon the LIBOR Rate will not be used in any determination of the Alternate Base Rate.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in the Other Documents, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(c) Notices; Standards for Decisions and Determinations. The Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement, (ii) the effectiveness of any Benchmark Replacement Conforming Changes and (iii) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Agent or Lenders pursuant to this Section 3.8.2 including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.8.2.

(d) Certain Defined Terms. As used in this Section 3.8.2:

“Benchmark Replacement” means, with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, the sum of: (a) the alternate benchmark rate that has been selected by the Agent and the Borrowers giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to the LIBOR Rate with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, for (A) with respect to Dollar Loans, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than three-quarters of one percent (.75%), the Benchmark Replacement will be deemed to be three-quarters of one percent (.75%) for the purposes of this Agreement.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the LIBOR Rate with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable, with an alternate benchmark rate for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Agent and the Borrower (a) giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, with the applicable Benchmark Replacement (excluding such spread adjustment) by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for such replacement of the LIBOR Rate for (A) with respect to Dollar Loans, U.S. dollar-denominated credit facilities or (B) with respect to Optional Currency Loans, U.S. credit facilities providing for loans in such Optional Currency and (b) which may also reflect adjustments to account for (i) the effects of the transition from the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, to the Benchmark Replacement and (ii) yield- or risk-based differences between the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, and the Benchmark Replacement.

“Benchmark Replacement Conforming Changes” means, with respect to any applicable Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Agent in a manner substantially consistent with market practice (or, if the Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Agent decides is reasonably necessary in connection with the administration of this Agreement).

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the LIBOR Rate with respect to any LIBOR Quoted Currency or any other Optional Currency, as applicable:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of the applicable LIBOR Rate permanently or indefinitely ceases to provide the such LIBOR Rate; or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the applicable LIBOR Rate:

(1) a public statement or publication of information by or on behalf of the administrator of the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, announcing that such administrator has ceased or will cease to provide the applicable LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable;

(2) a public statement or publication of information by a Governmental Body having jurisdiction over the Agent, the regulatory supervisor for the administrator of the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, a resolution authority with jurisdiction over the administrator for the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, or a court or an entity with similar insolvency or resolution authority over the administrator for the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, which states that the administrator of the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, has ceased or will cease to provide the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable; or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, or a Governmental Body having jurisdiction over the Agent announcing that the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, is no longer representative.

“Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, and solely to the extent that the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, has not been replaced with a Benchmark Replacement, the period (x) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, for all purposes hereunder in accordance with Section 3.8.2 and (y) ending at the time that a Benchmark Replacement has replaced the LIBOR Rate with respect to such LIBOR Quoted Currency or such other Optional Currency, as applicable, for all purposes hereunder pursuant to Section 3.8.2.

“Early Opt-in Event” means a determination by the Agent that (a) with respect to Dollar LIBOR Rate Loans, U.S. dollar denominated credit facilities being executed at such time, or that include language similar to that contained in this Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate for Dollar Libor Rate Loans or (b) with respect to any Optional Currency LIBOR Rate Loans, U.S. credit facilities providing for loans in such Optional Currency being executed at such time, or that include language similar to that contained in this Section 3.8.2, are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace the LIBOR Rate for such Optional Currency LIBOR Rate Loans.

“Relevant Governmental Body” means (a) the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto and (b) with respect to any Optional Currency Loans, in addition to the Persons named in clause (a) of this definition, the comparable Governmental Body or other applicable Person for loans in such Optional Currency as determined by the Agent in its sole discretion.

9. Section 4.6 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

4.6 Inspection of Premises.

At all reasonable times and from time to time as often as Agent shall elect in its sole discretion, exercised in a commercially reasonable manner, (but, in any event, not less frequently than one (1) time per fiscal year), Agent and each Lender shall have full access to and the right to audit, check, inspect and make abstracts and copies from each Loan Party’s books, records, audits, correspondence and all other papers relating to the Collateral and the operation of each Loan Party’s business. Agent, any Lender and their agents may enter upon any premises of any Loan Party at any time during business hours and at any other reasonable time, and from time to time as often as Agent shall elect in its sole discretion, for the purpose of inspecting the Collateral and any and all records pertaining thereto and the operation of such Loan Party’s business.

10. Section 4.7 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

4.7 Appraisals.

Agent may, in its sole discretion, exercised in a commercially reasonable manner, at any time after the Closing Date and from time to time (but, in any event, not less frequently than one (1) time per fiscal year), engage the services of an independent appraisal firm or firms of reputable standing, satisfactory to Agent, for the purpose of appraising the then current values of Loan Parties’ assets. In the event the value of Borrowers’ Inventory and/or equipment, as so determined pursuant to such appraisal, is less than anticipated by Agent or Lenders, such that the Revolving Advances are in excess of such Advances permitted hereunder, then, promptly upon Agent’s demand for same, Borrowers shall make mandatory prepayments of the then outstanding Revolving Advances so as to eliminate the excess Advances.

11. Clause (d) of Section 4.8 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(d) Loan Parties shall instruct their Customers to deliver all remittances upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent. To the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (i) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (ii) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s). Each Loan Party shall deposit in the Blocked Account and/or Depository Account or, upon request by Agent, deliver to Agent, in original form and on the date of receipt thereof, all checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness. Each of the UK Borrower and/or the Swedish Borrowers, as applicable, shall instruct the Customers with respect to such Receivables to deliver all remittances upon such Receivables upon Receivables (whether paid by check or by wire transfer of funds) to such Blocked Account(s) and/or Depository Accounts (and any associated lockboxes) as Agent shall designate from time to time as contemplated by Section 4.8(h) or as otherwise agreed to from time to time by Agent and (ii) to the extent any Loan Party directly receives any remittances upon Receivables, such Loan Party shall, at such Loan Party’s sole cost and expense, but on Agent’s behalf and for Agent’s account, collect as Agent’s property and in trust for Agent all amounts received on Receivables, and shall not commingle such collections with any Loan Party’s funds or use the same except to pay Obligations, and shall as soon as possible and in any event no later than one (1) Business Day after the receipt thereof (y) in the case of remittances paid by check, deposit all such remittances in their original form (after supplying any necessary endorsements) and (z) in the case of remittances paid by wire transfer of funds, transfer all such remittances, in each case, into such Blocked Accounts(s) and/or Depository Account(s).

12. Clause (h) of Section 4.8 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(h) All proceeds of Collateral shall be deposited by Loan Parties into either (i) a lockbox account, dominion account or such other “blocked account” (“Blocked Accounts”) established at a bank or banks (each such bank, a “Blocked Account Bank”) pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) depository accounts (“Depository Accounts”) established at Agent for the deposit of such proceeds. Each applicable Loan Party, Agent and each Blocked Account Bank shall enter into a deposit account control agreement in form and substance satisfactory to Agent that is sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account and which directs such Blocked Account Bank to transfer such funds so deposited on a daily basis or at other times acceptable to Agent to Agent, either to any account maintained by Agent at said Blocked Account Bank or by wire transfer to appropriate account(s) at Agent. All funds deposited in such Blocked Accounts or Depository Accounts shall immediately become subject to the security interest of Agent for its own benefit and the ratable benefit of Issuer, Lenders and all other holders of the Obligations, and Borrowing Agent shall obtain the agreement by such Blocked Account Bank to waive any offset rights against the funds so deposited. Neither Agent nor any Lender assumes any responsibility for such blocked account arrangement, including any claim of accord and satisfaction or release with respect to deposits accepted by any Blocked Account Bank thereunder. Agent shall apply all funds received by it from the Blocked Accounts and/or Depository Accounts to the satisfaction of the Obligations (including the cash collateralization of the Letters of Credit) in such order as Agent shall determine in its sole discretion, provided that, in the absence of any Event of Default, Agent shall apply all such funds representing collection of Receivables first to the prepayment of the principal amount of the Swing Loans, if any, and then to the Revolving Advances. All proceeds of Collateral comprised of assets of the UK Borrower and/or the Swedish Borrowers, as applicable, shall be deposited by applicable Loan Parties into either (i) a Blocked Account established at a Blocked Account Bank pursuant to an arrangement with such Blocked Account Bank as may be acceptable to Agent or (ii) Depository Accounts established at Agent for the deposit of such proceeds.

13. Clause (i) of Section 4.8 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

(i) [Reserved].

14. Section 6.5 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

6.5 Financial Covenants.

(a) [Reserved].

(b) Minimum Undrawn Availability. As of and at all times after the Fourth Amendment Closing Date, maintain at all times Undrawn Availability of not less than the greater of (a) Twelve Million Five Hundred Thousand and 00/100 Dollars ($12,500,000.00) and (b) twelve and one-half of one percent (12.5%) of the Maximum Revolving Advance Amount.

15. Section 9.2 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

9.2 Schedules.

Deliver to Agent, on or before the twentieth (20th) day of each month as and for the prior month, (a) accounts receivable ageings inclusive of reconciliations to the general ledger, (b) accounts payable schedules inclusive of reconciliations to the general ledger and the status of all accruals and payments of Priority Payables, and (c) Inventory reports. Within three (3) Business Days after each calendar week, a sales report/roll forward for the prior week shall be furnished to the Agent and the Lenders based on the most recently ended calendar week. In addition, each Loan Party will deliver to Agent at such intervals as Agent may require: (i) confirmatory assignment schedules; (ii) copies of Customer’s invoices; (iii) evidence of shipment or delivery; and (iv) such further schedules, documents and/or information regarding the Collateral as Agent may require including trial balances and test verifications. Agent shall have the right to confirm and verify all Receivables by any manner and through any medium it considers advisable and do whatever it may deem reasonably necessary to protect its interests hereunder. The items to be provided under this Section are to be in form satisfactory to Agent and executed by each Loan Party and delivered to Agent from time to time solely for Agent’s convenience in maintaining records of the Collateral, and any Loan Party’s failure to deliver any of such items to Agent shall not affect, terminate, modify or otherwise limit Agent’s Lien with respect to the Collateral. Unless otherwise agreed to by Agent, the items to be provided under this Section 9.2 shall be delivered to Agent by the specific method of Approved Electronic Communication designated by Agent.

16. Section 9.10 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

9.10 Borrowing Certificates.

Within three (3) Business Days after each calendar week, a Borrowing Base Certificate, in form and substance satisfactory to Agent, shall be furnished to the Agent and the Lenders based on the most recently ended calendar week.

17. Section 13.1 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

13.1 Term.

This Agreement, which shall inure to the benefit of and shall be binding upon the respective successors and permitted assigns of each Loan Party, Agent and each Lender, shall become effective on the date hereof and shall continue in full force and effect until May 20, 2022 (the “Term”) unless sooner terminated as herein provided. Loan Parties may terminate this Agreement at any time upon thirty (30) days prior written notice to Agent upon payment in full of the Obligations.

18. Section 16.20 of the Credit Agreement is hereby deleted in its entirety and in its stead is inserted the following:

16.20. Acknowledgment and Consent to Bail-In of EEA Financial Institutions – Contractual Recognition of Bail-In.

Notwithstanding anything to the contrary in this Agreement, any Other Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under this Agreement or any Other Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(i) the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(ii) the effects of any Bail-in Action on any such liability, including, if applicable:

(A) a reduction in full or in part or cancellation of any such liability;

(B) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any Other Document; or

(C) the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

19. Article XVI of the Credit Agreement is hereby amended by adding thereto as a new Section 16.22 the following:

16.22 Acknowledgment Regarding any Supported QFCs.

To the extent that the Agreement or any Other Document provides support, through a guarantee or otherwise, for Hedge Liabilities or any agreement or instrument otherwise that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that this Agreement and/or any Other Document and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement and/or any Other Document that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC, this Agreement and/or any Other Document were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b) As used in this Section 16.22, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b), (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

20. Schedules 1.1, 1.1(S)(2), 4.4, 5.2(a), 5.2(b), 5.4, 5.8(b)(1), 5.8(d), 5.9, 5.14, 5.24, 5.27 and 7.3 to the Credit Agreement are hereby deleted in their entirety and replaced by Schedules 1.1, 1.1(S)(2), 4.4, 5.2(a), 5.2(b), 5.4, 5.8(b)(1), 5.8(d), 5.9, 5.14, 5.24, 5.27 and 7.3 respectively, to the Credit Agreement attached hereto and made a part hereof as Exhibit B.

21. Exhibits 1.2 and 1.2(a) to the Credit Agreement are hereby deleted in their entirety and replaced by Exhibits 1.2 and 1.2(a), respectively, to the Credit Agreement attached hereto and made a part hereof as Exhibit C.

22. The provisions of Sections 2 through 21 and Sections 23 through 25 of this Fourth Amendment shall not become effective until the Agent shall have received:

(a) this Fourth Amendment, duly executed by the Borrowers, the Guarantors, the Required Lenders and the Agent;

(b) the documents and conditions listed in the Preliminary Closing Agenda attached hereto and made a part hereof as Exhibit A;

(c) payment of (a) the fees due and payable under the Fee Letter and (b) all fees and expenses owed to the Agent, and the Agent’s counsel in connection with this Fourth Amendment and the Credit Agreement (including, without limitation, any such fees and expenses payable pursuant to any fee letter entered into between the Borrowers and the Agent in connection herewith); and

(d) such other documents in connection with such transactions as the Agent or said counsel may reasonably request.

23. As of the Fourth Amendment Closing Date, the parties hereby agree (i) that the Revolving Commitment Amounts and Revolving Commitment Percentages shall, as applicable, be reallocated and shall be as set forth below each applicable Lender’s name on the applicable signature page hereof, (ii) that the requisite assignments shall be deemed to be made in such amounts among the Lenders (including the Exiting Lender) and from each Lender to each other Lender, with the same force and effect as if such assignments were evidenced by applicable Commitment Transfer Supplements, (iii) to the non-pro rata repayment of Advances to the Exiting Lender as set forth in this Fourth Amendment and (iv) to any adjustments to be made to the Register to effectuate such reallocations and assignments. Notwithstanding anything to the contrary in Section 16.3 of the Credit Agreement or any Other Document, no other documents or instruments, including any Commitment Transfer Supplement, shall be executed in connection with these assignments (all of which requirements are hereby waived), and such assignments shall be deemed to be made with all applicable representations, warranties and covenants as if evidenced by a Commitment Transfer Supplement. On the Fourth Amendment Closing Date, to the extent necessary, the Lenders shall make full cash settlement with each other through the Agent (including in the form of non-pro rata funding by M&T Bank as a new Lender with respect to its new Revolving Commitment Amount, including, without limitation, in an aggregate amount equal to the outstanding Advances of the Exiting Lender), as the Agent may direct or approve, with respect to all assignments, reallocations and other changes in Revolving Commitment Amounts such that after giving effect to such settlements each Lender’s Revolving Commitment Percentage, as applicable, shall be as set forth below such applicable Lender’s name on the applicable signature page hereof.

24. By its execution of this Fourth Amendment, each of the parties signatory hereto acknowledges and agrees that, upon the occurrence of the Fourth Amendment Closing Date, (a) the Exiting Lender shall cease to be a Lender under the Credit Agreement and (b) the Exiting Lender shall have no further rights or obligations as a Lender under the Credit Agreement, except to the extent of rights and obligations that survive a Lender’s assignment of its commitments pursuant to Section 16.3 of the Credit Agreement. The Exiting Lender is a party to this Fourth Amendment solely for the purpose of evidencing its agreement to Section 23 and this Section 24.

25. By its execution of this Fourth Amendment, M&T Bank, as a new Lender, hereby: (i) confirms that it has received a copy of the Credit Agreement, together with copies of such financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Fourth Amendment; (ii) confirms that it will, independently and without reliance upon Agent or any other Lenders and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iii) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof; (iv) agrees that it will perform all of its respective obligations as set forth in the Credit Agreement to be performed by it as a Lender; and (v) represents and warrants to Lenders, Agent and the Borrowers that it is either (x) entitled to the benefits of an income tax treaty with the United States of America that provides for an exemption from the United States withholding tax on interest and other payments made by Loan Parties under the Credit Agreement and the Other Documents or (y) is engaged in trade or business within the United States of America.

26. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

27. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which secured the Obligations immediately prior to the entering into of this Fourth Amendment, continues to secure the Obligations, as amended from time to time, including, without limitation, by way of this Fourth Amendment.

28. Each Loan Party represents and warrants to the Agent and each of the Lenders as follows: (i) such Loan Party has the full power to enter into, execute, deliver and carry out this Fourth Amendment and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Fourth Amendment by such Loan Party nor the consummation of the transactions herein contemplated or compliance with the terms and provisions hereof by any of them will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the certificate or articles of incorporation, bylaws or other organizational documents of such Loan Party or (b) any material Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which such Loan Party is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of such Loan Party, and (iii) this Fourth Amendment has been duly and validly executed and delivered by such Loan Party and constitutes the legal, valid and binding obligation of such Loan Party, enforceable against such Loan Party in accordance with its terms, except to the extent that enforceability of this Fourth Amendment may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors’ rights generally or limiting the right of specific performance and general concepts of equity.

29. To induce the Agent and the Lenders to enter into this Fourth Amendment, each Loan Party hereby releases, acquits and forever discharges the Agent and the Lenders, and all officers, directors, agents, employees, successors and assigns of the Agent and the Lenders, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Loan Party now has or ever had against the Agent and the Lenders arising under or in connection with any of the Loan Documents or otherwise, in each case arising prior to the date hereof. Each Loan Party represents and warrants to the Agent and the Lenders that such Loan Party has not transferred or assigned to any Person any such claim that such Loan Party ever had or claimed to have against the Agent and the Lenders.

30. Each Loan Party represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Fourth Amendment or the performance or observance of any provision hereof or any transaction completed hereby, and (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement or pursuant to this Fourth Amendment.

31. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

32. The agreements contained in this Fourth Amendment are limited to the specific agreements made herein. Except as expressly set forth herein, this Fourth Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Agent or the Lenders under the Credit Agreement or any Other Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any Other Document in similar or different circumstances. This Fourth Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. This Fourth Amendment amends the Credit Agreement and is not a novation thereof. Nothing expressed or implied in this Fourth Amendment or any other document contemplated hereby shall be construed as a release or other discharge of any Borrower or any Guarantor under the Credit Agreement or any Other Document from any of its obligations and liabilities thereunder.

33. This Fourth Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. A signed copy of this Fourth Amendment delivered by facsimile, email, or other means of electronic transmission will be deemed to have the same legal effect as delivery of an original signed copy of this Fourth Amendment.

34. This Fourth Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the Commonwealth of Pennsylvania without regard to the principles of the conflicts of law thereof. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction and venue of the courts of the Commonwealth of Pennsylvania sitting in Allegheny County, Pennsylvania and the United States District Court for the Western District of Pennsylvania with respect to any suit arising out of or relating to this Fourth Amendment.

[INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, by their officers thereunto duly authorized, have executed this Fourth Amendment on the day and year first above written.

BORROWERS:

WITNESS/ATTEST:	AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Executive Vice President

WITNESS/ATTEST:	UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Vice President

WITNESS/ATTEST:	ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Vice President

WITNESS/ATTEST:	AKERS NATIONAL ROLL COMPANY, a Delaware corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Vice President

WITNESS/ATTEST:	AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden

_/s/ Melanie L. Sprowson__	By:	_/s/ Jörgen Hedström___________
	Name:	Jörgen Hedström
	Title:	Managing Director

BORROWERS (continued):

WITNESS/ATTEST:	AKERS AB, a company duly incorporated and organized under the laws of Sweden

_/s/ Melanie L. Sprowson__	By:	_/s/ Jörgen Hedström___________
	Name:	Jörgen Hedström
	Title:	Managing Director

WITNESS/ATTEST:	UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales

_/s/ Melanie L. Sprowson__	By:	/s/ Samuel C. Lyon ___________
	Name:	Samuel C. Lyon
	Title:	Director

GUARANTORS:

WITNESS/ATTEST:	AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	President

WITNESS/ATTEST:	AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	President

WITNESS/ATTEST:	AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	President

GUARANTORS (continued):

WITNESS/ATTEST:	AMPCO UES SUB, INC., a Delaware Corporation

WITNESS/ATTEST:	AMPCO UES SUB, INC., a Delaware Corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	President

WITNESS/ATTEST:	FCEP DELAWARE LLC, a Delaware limited liability company

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Executive Vice President

WITNESS/ATTEST:	THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Director

WITNESS/ATTEST:	ROLLS TECHNOLOGY INC., a Delaware corporation

_/s/ Melanie L. Sprowson__	By:	_/s/ Rose Hoover___________
	Name:	Rose Hoover
	Title:	Vice President

AGENT AND LENDERS:

PNC BANK, NATIONAL ASSOCIATION, As a Lender and as Agent

	By:	_/s/ Todd Milenius_________

	Name:	Todd Milenius

	Title:	Senior Vice President

The Tower at PNC Plaza
300 Fifth Avenue
Pittsburgh, PA 15222

Revolving Commitment Percentage: 46.0%
Revolving Commitment Amount $42,500,000.00

FIRST NATIONAL BANK OF PENNSYLVANIA, As a Lender

By:	__/s/ Angèle Stoebener_________
Name:	Angèle Stoebener
Title:	Vice President

One North Shore Center, Suite 500
12 Federal Street
Pittsburgh, PA 15212

Revolving Commitment Percentage: 37.8%
Revolving Commitment Amount $35,000,000.00

M&T BANK, As a Lender

By:	_/s/ Robert J. Tiskus_______
Name:	Robert J. Tiskus
Title:	Vice President, Market Executive

_____________________
_____________________

Revolving Commitment Percentage: 16.2%
Revolving Commitment Amount $15,000,000.00

CITIZENS BANK, N.A., As the Exiting Lender

By:	_/s/ Donald P. Haddad_________
Name:	Donald P. Haddad
Title:	Senior Vice President

525 William Penn Place
Pittsburgh, Pennsylvania 15219

Revolving Commitment Percentage: 0.00%
Revolving Commitment Amount $0.00

EXHIBIT A

PRELIMINARY CLOSING AGENDA

(See Attached)

PRELIMINARY CLOSING AGENDA

This preliminary closing agenda contains the documents to be delivered in connection with a fourth amendment to the Ninety-Two Million Five Hundred Thousand and 00/100 Dollars ($92,500,000.00) credit facility provided to AIR & LIQUID SYSTEMS CORPORATION, a Pennsylvania corporation (“ALS”), UNION ELECTRIC STEEL CORPORATION, a Pennsylvania corporation (“UES Corp.”), ALLOYS UNLIMITED AND PROCESSING, LLC, a Pennsylvania limited liability company (“Alloys”), AKERS NATIONAL ROLL COMPANY, a Delaware corporation (“National Roll” and together with ALS, UES Corp. and Alloys, each a “US Borrower” and collectively, the “US Borrowers”), AKERS SWEDEN AB, a company duly incorporated and organized under the laws of Sweden with registration number 556031-8080 (“Akers Sweden”), AKERS AB, a company duly incorporated and organized under the laws of Sweden with registration number 556153-4792 (“Akers AB”) (Akers Sweden and Akers AB are, each a “Swedish Borrower” and collectively, the “Swedish Borrowers”) and UNION ELECTRIC STEEL UK LIMITED, a limited liability company organized under the laws of England and Wales (the “UK Borrower” and together with the US Borrowers and the Swedish Borrowers, each a “Borrower” and collectively, the “Borrowers”), by PNC BANK, NATIONAL ASSOCIATION (“PNC”), and various other financial institutions from time to time (PNC and such other financial institutions are each, a “Lender” and collectively, the “Lenders”), PNC BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, the “Agent”) and PNC CAPITAL MARKETS LLC, a Pennsylvania limited liability company, as Sole Lead Arranger and Sole Bookrunner.

No.	LOAN DOCUMENTS	Responsible Party
1.	Fourth Amendment to Revolving Credit and Security Agreement, by and among the Borrowers, AMPCO-PITTSBURGH CORPORATION, a Pennsylvania corporation (“Ampco-Pitt Corp.”), AMPCO-PITTSBURGH SECURITIES V LLC, a Delaware limited liability company (“Ampco Securities”), AMPCO-PITTSBURGH SECURITIES V INVESTMENT CORPORATION, a Delaware corporation (“Ampco Investment”), AMPCO UES SUB, INC., a Delaware corporation (“Ampco UES”), and ROLLS TECHNOLOGY INC., a Delaware corporation (“RollTech”), THE DAVY ROLL COMPANY LIMITED, a limited liability company organized under the laws of England and Wales (“Davy Roll”) and FCEP DELAWARE LLC, a Delaware limited liability company (“FCEP” and together with Ampco-Pitt Corp., Ampco Securities, Ampco Investment, Ampco UES, RollTech and Davy Roll, each a “Guarantor” and collectively, the “Guarantors”) (the Borrowers and the Guarantors are each a “Loan Party” and collectively, the “Loan Parties”), the Lenders and the Agent (the “Fourth Amendment”).	Agent
2.	Revised Schedules to the Credit Agreement (as necessary and appropriate):
	a. Schedule 1.1 – Existing Letters of Credit.	Agent
	b. Schedule 1.1(S)(1) – Excluded Domestic Subsidiaries.	Borrowers
	c. Schedule 1.1(S)(2) – Excluded Foreign Subsidiaries.	Borrowers

	d. Schedule 1.2 – Permitted Encumbrances.	Borrowers
	e. Schedule 1.3 – Permitted Loans	Borrowers
	f. Schedule 3.10 – Tax Gross-up and Indemnities for UK Borrower.	Agent
	g. Schedule 4.4 – Collateral Locations; Place of Business, Chief Executive Office, Real Property.	Borrowers
	h. Schedule 5.1 – Consents.	Borrowers
	i. Schedule 5.2(a) – States of Qualification and Good Standing.	Borrowers
	j. Schedule 5.2(b) – Subsidiaries.	Borrowers
	k. Schedule 5.4 – Federal Tax Identification Number.	Borrowers
	l. Schedule 5.6 – Prior Names.	Borrowers
	m. Schedule 5.7 – Environmental.	Borrowers
	n. Schedule 5.8(b)(i) – Litigation.	Borrowers
	o. Schedule 5.8(b)(ii) – Indebtedness.	Borrowers
	p. Schedule 5.8(d) – Plans.	Borrowers
	q. Schedule 5.9 – Intellectual Property, Source Code Escrow Agreements	Borrowers
	r. Schedule 5.10 – Licenses and Permits.	Borrowers
	s. Schedule 5.14 – Labor Disputes.	Borrowers
	t. Schedule 5.24 – Equity Interests.	Borrowers
	u. Schedule 5.25 – Commercial Tort Claims.	Borrowers
	v. Schedule 5.26 – Letter of Credit Rights.	Borrowers
	w. Schedule 5.27 – Material Contracts.	Borrowers
	x. Schedule 7.3 – Guarantees.	Borrowers
3.	Revised/Amended Exhibits to the Credit Agreement:
	a. Exhibit 1.2 – Borrowing Base Certificate.	Agent
	b. Exhibit 1.2(a) – Compliance Certificate.	Agent
	c. Exhibit 2.1(a) – Revolving Credit Note.	Agent

	d. Exhibit 2.4(a) – Swing Loan Note.	Agent
	e. Exhibit 7.12(a) – Borrower Joinder.	Agent
	f. Exhibit 7.12(b) – Guarantor Joinder.	Agent
	g. Exhibit 8.1(c) – Financial Condition Certificate	Agent
	h. Exhibit 16.3 – Commitment Transfer Supplement.	Agent
4.	Second Amended and Restated Revolving Credit Note, made by the UK Borrower to PNC in the principal Dollar Equivalent (as defined in the Credit Agreement) amount not to exceed Six Million Nine Hundred Thousand and 00/100 Dollars ($6,900,000.00).	Agent
5.	Second Amended and Restated Revolving Credit Note, made by the UK Borrower to First National Bank of Pennsylvania in the principal Dollar Equivalent amount not to exceed Five Million Six Hundred Seventy Thousand and 00/100 Dollars ($5,670,000.00).	Agent
6.	Second Amended and Restated Revolving Credit Note, made by the Swedish Borrowers to PNC in the principal Dollar Equivalent amount not to exceed Six Million Nine Hundred Thousand and 00/100 Dollars ($6,900,000.00).	Agent
7.	Second Amended and Restated Revolving Credit Note, made by the Swedish Borrowers to First National Bank of Pennsylvania in the principal Dollar Equivalent amount not to exceed Five Million Six Hundred Seventy Thousand and 00/100 Dollars ($5,670,000.00).	Agent
8.	Revolving Credit Note, made by the US Borrowers to M&T Bank in the principal amount not to exceed Fifteen Million and 00/100 Dollars ($15,000,000.00).	Agent
9.	Revolving Credit Note, made by the UK Borrower to M&T Bank in the principal Dollar Equivalent amount not to exceed Two Million Four Hundred Thirty Thousand and 00/100 Dollars ($2,430,000.00).	Agent
10.	Revolving Credit Note, made by the Swedish Borrowers to M&T Bank in the principal Dollar Equivalent amount not to exceed Two Million Four Hundred Thirty Thousand and 00/100 Dollars ($2,430,000.00).	Agent

11.	Lien Waiver Agreements made by each landlord for the benefit of the Agent with respect to all real property leased by any Loan Party, in form and substance satisfactory to the Agent, to the extent not previously delivered.	Borrowers

ORGANIZATIONAL DOCUMENTS

ALS

12.	Good Standing Certificates of ALS from the Department of State of the Commonwealth of Pennsylvania, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

13.	Certificate of the Secretary of ALS as to (i) resolutions of its Board of Directors authorizing ALS to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

UES Corp.

14.	Good Standing Certificates of UES Corp. from the Department of State of the Commonwealth of Pennsylvania, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

15.	Certificate of the Secretary of UES Corp. as to (i) resolutions of its Board of Directors authorizing UES Corp. to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

Alloys

16.	Good Standing Certificates of Alloys from the Secretary of State of the Commonwealth of Pennsylvania, and each jurisdiction in which it is registered to do business as a foreign limited liability company, if any.	Borrowers

17.	Certificate of an Officer of Alloys as to (i) resolutions of its Board of Managers authorizing Alloys to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Organization and Operating Agreement, exact legal name or list of all fictitious or trade names.	Borrowers

RollTech

18.	Long-Form Good Standing Certificate of RollTech from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

19.	Certificate of the Secretary of RollTech as to (i) resolutions of its Board of Directors authorizing RollTech to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

National Roll

20.	Long-Form Good Standing Certificate of National Roll from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

21.	Certificate of the Secretary of National Roll as to (i) resolutions of its Board of Directors authorizing National Roll to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

Akers AB

22.	Copy of a unanimous resolution of the Board of Directors authorizing Akers AB to enter into the Fourth Amendment and all related documents and authorizing a specified person or persons to sign and execute the Fourth Amendment and all related documents on behalf of Akers AB.	Borrowers

23.	Certificate of an authorized signatory of Akers AB as to (i) resolutions of its Board of Directors authorizing Akers AB to enter into the Credit Facility and all related documents and authorizing a specified person or persons to sign and execute the Fourth Amendment and all related documents on behalf of Akers AB, (ii) incumbency, and (iii) no amendments to its Certificate of Registration and Articles of Association or list of all fictitious or trade names.	Borrowers

24.	Certified passport copies of the authorized persons and the members of the Board of Directors of Akers AB	Borrowers

Akers Sweden

25.	Copy of a unanimous resolution of the Board of Directors authorizing Akers Sweden to enter into the Fourth Amendment and all related documents and authorizing a specified person or persons to sign and execute the Fourth Amendment and all related documents on behalf of Akers Sweden.	Borrowers

26.	Certificate of an authorized signatory of Akers Sweden as to (i) resolutions of its Board of Directors authorizing Akers Sweden to enter into the Fourth Amendment and all related documents and authorizing a specified person or persons to sign and execute the Fourth Amendment and all related documents on behalf of Akers Sweden, (ii) incumbency, and (iii) no amendments to its Certificate of Registration and Articles of Association or list of all fictitious or trade names.	Borrowers

27.	Certified passport copies of the authorized persons and the members of the Board of Directors of Akers Sweden.	Borrowers

UK Borrower

28.	Certificate of good standing from Companies House.	Borrowers

29.	Certificate of a director of the UK Borrower as to (i) resolutions of its Board of Directors authorizing UK Borrower to enter into the Fourth Amendment and all related documents, (ii) resolutions of the shareholders of the UK Borrower approving entry into the Fourth Amendment, (iii) incumbency, and (iv) solvency.	Borrowers

Ampco-Pitt Corp.

30.	Good Standing Certificates of Ampco-Pitt Corp. from the Department of State of the Commonwealth of Pennsylvania, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

31.	Certificate of the Secretary of Ampco-Pitt Corp. as to (i) resolutions of its Board of Directors authorizing Ampco-Pitt Corp. to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Articles of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

Ampco Securities

32.	Long-Form Good Standing Certificate of Ampco Securities from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign limited liability company, if any.	Borrowers

33.	Certificate of an Officer of Ampco Securities as to (i) resolutions of its Board of Managers authorizing Ampco Securities to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation and Operating Agreement, exact legal name or list of all fictitious or trade names.	Borrowers

Ampco Investment

34.	Long-Form Good Standing Certificate of Ampco Investment from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

35.	Certificate of the Secretary of Ampco Investment as to (i) resolutions of its Board of Directors authorizing Ampco Investment to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

Ampco UES

36.	Long-Form Good Standing Certificate of Ampco UES from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign corporation, if any.	Borrowers

37.	Certificate of the Secretary of Ampco UES as to (i) resolutions of its Board of Directors authorizing Ampco UES to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Incorporation and Bylaws, exact legal name or list of all fictitious or trade names.	Borrowers

Davy Roll

38.	Certificate of good standing from Companies House.	Borrowers

39.	Certificate of a director of Davy Roll as to (i) resolutions of its Board of Directors authorizing Davy Roll to enter into the Fourth Amendment and all related documents, (ii) resolutions of the shareholders of Davy Roll approving entry into the Fourth Amendment, (iii) incumbency, and (iv) solvency.	Borrowers

FCEP

40.	Long-Form Good Standing Certificate of FCEP from the Secretary of State of the State of Delaware, and each jurisdiction in which it is registered to do business as a foreign limited liability company, if any.	Borrowers

41.	Certificate of an Officer of FCEP as to (i) resolutions of its Board of Managers authorizing FCEP to enter into the Fourth Amendment and all related documents, (ii) incumbency, and (iii) no amendments to its Certificate of Formation and Operating Agreement, exact legal name or list of all fictitious or trade names.	Borrowers

RELATED DOCUMENTS

42.	(i) UCC Lien Searches and comparable searches in the United Kingdom and Sweden with respect to each Loan Party (at the state level only) in its jurisdiction of organization and (ii) judgment searches (at the county level) and tax lien searches (at the state and county levels) and any comparable, judgment and tax lien searches in the United Kingdom and Sweden with respect to each Loan Party in its jurisdiction of organization and at each of its locations (collectively, the “Lien Searches”).	Borrowers

43.	Fully executed copies of the UCC-3 Termination Statements and any other releases that may be necessary to satisfy any and all existing liens on the assets of any Loan Party or disclosed by the Lien Searches that are not permitted under the Credit Agreement (including payoff letters or releases, as applicable), in form and substance satisfactory to the Agent.	Agent/Borrowers

44.	Winding up searches in respect of Davy Roll, the UK Borrower, and any other Loan Party with assets or operations in England and Wales.	Agent/Borrowers

45.	Evidence of Hazard and Liability Insurance of the Loan Parties at each of their locations in accordance with the terms of the Credit Agreement, along with endorsements naming the Agent as additional insured and lender loss payee, to the extent not previously delivered.	Borrowers

46.	Second Amended and Restated Agent’s Fee Letter.	Agent

47.	Side Letter (if necessary).	Agent

RELATED DILIGENCE

48.	Fully executed copies of all (i) leases of real property to which any Loan Party is a party and (ii) those leases of personal property to which any Loan Party is a party with respect to which liens are identified on the Lien Searches to include assets in addition to specific equipment and the proceeds thereof, to the extent not previously delivered.	Borrowers

49.	Fully executed copies of all warehouse agreements to which any Loan Party is a party and other similar agreements with respect to the inventory of the Loan Parties, to the extent not previously delivered.	Borrowers

50.	Copies of all material contracts of the Loan Parties, including, but not limited to, (i) indentures and related documents, if any, (ii) purchase and sale agreements including related documentation specifying representations and warranties, (iii) union contracts, (iv) vendor supply agreements, (v) employment contracts of key management and (vi) loan documents, to the extent not previously delivered.	Borrowers

51.	Certificate of Beneficial Ownership and compliance with each Lender’s beneficial ownership and/or Know-Your-Customer review process, to the extent not previously delivered.	Borrowers/Agent

EXHIBIT B

SCHEDULES

(See Attached)

SCHEDULE 1.1

EXISTING LETTERS OF CREDIT

Standby LCs Outstanding – PNC
Issue Date	Letter of Credit Ref. No.	Customer Reference	Expiry Date	Beneficiary	Transaction Currency Outstanding Amount	Bank Currency Outstanding Amount
Applicant Name: AEROFIN CORPORATION, C/O AMPCO
Transaction Currency: USD
01 Aug 2003	00258639	00258639	31 Jul 2021	THE BANK OF NEW YORK	2,102,857.00 USD	2,102,857.00 USD
Transaction Currency Total Outstanding: 2,102,857.00 USD
Applicant Total Outstanding: 2,102,857.00 USD
Applicant Name: AEROFIN DIVISION OF AIR AND LIQUID
Transaction Currency: USD
09 Dec 2014	18122368	IEC Performance	30 Nov 2020	ISRAEL ELECTRIC CORPORATION	322,499.20 USD	322,499.20 USD
Transaction Currency Total Outstanding: 322,499.20 USD
Applicant Total Outstanding: 322,499.20 USD
Applicant Name: AMPCO-PITTSBURGH CORPORATION
Transaction Currency: USD
23 Jul 2003	00259318	00259318	23 Jul 2020	CHAIR, WORKERS’ COMPENSATION	250,000 USD	250,000 USD
02 Sep 2003	00260360	00260360	02 Sep 2021	DIRECTOR, DEPARTMENT OF	50,000 USD	50,000 USD
03 Jul 2003	00258845	00258845	18 Jul 2020	SELF- INSURANCE DIVISION	400,000 USD	400,000 USD
08 Feb 2016	18125223	Sentry Insurance A	31 Jan 2021	SENTRY INSURANCE A	2,000,000 USD	2,000,000 USD
30 Jan 2004	00263862	00263862	31 Jan 2021	THE TRAVELERS INDEMNITY	232,000 USD	232,000 USD
Transaction Currency Total Outstanding: 2,932,000 USD
Applicant Total Outstanding: 2,932,000 USD
Applicant Name: UNION ELECTRIC STEEL CORPORATION
Transaction Currency: USD
01 Aug 2003	00258637	00258637	31 Jul 2020	THE BANK OF NEW YORK	4,175,310 USD	4,175,310 USD
31 Jul 2014	18122044	PU-145 1018-01	30 Jul 2020	AXIS BANK LTD	14,421.70 USD	14,421.70 USD
24 Jun 2005	18101851	18101851	31 Jul 2021	THE BANK OF NEW YORK	7,287,954 USD	7,287,954 USD
Transaction Currency Outstanding: 11,477,685.70
Applicant Total Outstanding: 11,477,685.70
Grand Total Outstanding: 16,835,041.90

SCHEDULE 1.1(S)(2)

EXCLUDED FOREIGN SUBSIDIARIES

Entity	Jurisdiction of Organization	Owner
3048568 Nova Scotia Company	Ontario	Union Electric Steel Corporation
Union Electric Steel (Hong Kong) Limited	Hong Kong	Union Electric Steel Corporation
Masteel Gongchang Roll Co., Ltd.	China	Union Electric Steel (Hong Kong) Limited (33%)
Aerofin Canada Services, Inc.	British Columbia	Air & Liquid Systems Corporation
Jiangsu Gong-Chang Roll Company Limited	China	Union Electric Steel UK Limited (24.0174%)
Fast. Åkers Styckebruk KB	Sweden	Åkers Sweden AB
Åkers Specialty Rolls AB, Soderfors	Sweden	Åkers Sweden AB
Shanxi Åkers TISCO Roll Co. Ltd., Taiyuan	China	Åkers AB (60%)
Åkers Brazil Ltda	Brazil	Åkers AB
Åkers Germany GmbH	Germany	Åkers AB
Åkers Cairo LLC.	Egypt	Åkers AB
Åkers Istanbul Ltd.	Turkey	Åkers AB
Åkers Trading (Shanghai) Co., Ltd.	China	Åkers AB
FCEP Holdings C.V.	The Netherlands	Ampco UES Sub., Inc.
FCEP Europe B.V.	The Netherlands	FCEP Holdings C.V.

SCHEDULE 4.4

COLLATERAL LOCATIONS: PLACE OF BUSINESS,

CHIEF EXECUTIVE OFFICE, REAL PROPERTY

(b)(i) Inventory Locations

Company and Location
FORGED AND CAST ENGINEERED PRODUCT SEGMENT
Union Electric Steel Corporation
Route 18 Burgettstown, PA 15021
726 Bell Avenue Carnegie, PA 15106
U.S. Highway 30 Valparaiso, IN 46383
1712 Greengarden Road Erie, PA 16501
Union Electric Steel UK Limited Coulthards Lane Gateshead, NE8 3DX England
Specialty Services Inc 14895 Cannons Mill Road East Liverpool, OH 43920
Independent Maritime Terminal Mannheimweg, Belgium Quay 242, Hansa Dock, 2030 Antwerpen, Belgium
Independent Maritime Terminal (ICL USA) Penn Terminals Inc 1 Saville Avenue Eddystone, PA 19022
International Titanium Corp. 93 Front St. New Brighton, PA 15066
KMX International 2nd and Grand Streets Hamburg, PA 19526
Hilti Inc. 902 North Cedar Street New Castle, PA 16102
Harbor Freight Transport Corp 301 Craneway St. Port Neward, NJ 07114

Company and Location
Independent Container Line – Antwerp Antwerp Container Terminal NVACOT Antwerpsebaan 57 Kaai 730 – Delwaidedok 2040 Antwerpen, Belgium
Independent Container Line – Southampton, UK DP World Southampton Western Docks Southampton, GB SO15 1DA
Maxwell Welding and Machine 11 Starck Dr. Burgettstown, PA 15021
USS-POSCO 900 Loveridge Road Pittsburg, CA 94565
Washington Tool and Machine Baird Avenue Washington, PA 15301
Whemco 601 West 7th Ave. Homestead, PA 15120
XTEK 11451 Reading Road Cincinnati, OH 45241
Union Electric Steel UK Limited
Coulthards Lane Gateshead, NE8 3DX England
Andritz Herr-Vosco Stamco Inc (RCI Chesterton) 1079 Lot #1 Industry Drive Chesterton, IN 46304
Andritz Herr-Vosco Stamco Inc (RCI Ambridge) 2790 Duss Avenue Ambridge, PA 15003
LV Valenback Bailey Industrial Estate Ellison Street, Jarrow Tyne and Wear, NE32 3JU England
Stadium Export Services Ltd. Longrigg, Swalwell Gateshead, NE8 3DX Tyne & Wear England

Company and Location
The Storage Place Ltd. Brewery Lane, Felling Gateshead, NEl0 0EY Tyne & Wear England
Washington Tool and Machine Baird Avenue Washington, PA 15301
Åkers Sweden AB and Åkers AB
Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden
Andritz Herr-Vosco Stamco Inc (RCI Chesterton) 1079 Lot #1 Industry Drive Chesterton, IN 46304
Andritz Herr-Vosco Stamco Inc (RCI Ambridge) 2790 Duss Avenue Ambridge, PA 15003
Outokumpu Stainless OY Terastie 1 Tomio Finland 95490
J&S Transport och Speditions AB Terminalvägen 42 72136 Västerås Sweden
Mimab AB Stilla Havet, Port 4 418 34 Göteborgs hamn Sweden
Washington Tool and Machine Baird Avenue Washington, PA 15301
Alloys Unlimited and Processing, LLC
3760 Oakwood Avenue Austintown, Ohio 44515
Commercial Steel Treating 1394 East 39th Street Cleveland, OH 44114
HMC Machine Technologies, Inc. 947 Summit Avenue Niles, OH 44446
P&L Heat Treating 313 E. Wood Street Youngstown, OH 44503

Company and Location
P&L Precision Grinding 948 Poland Avenue Youngstown, OH 44502
Commercial Fluid Power 11663 McKinney Street Titusville, PA 16534
AIR AND LIQUID PROCESSING SEGMENT
Air & Liquid Systems Corporation
Aerofin Division
4621 Murray Place Lynchburg, VA 24502
Wilson Welding & Fab 1142 Seamster Rd. Gladys, VA
Heresite Protective Coatings 822 South 14th St Manitowoc, WI 54220
Luvata Electrofin 1423 W. Ormsby Ave Louisville, KY 40210
Buffalo Air Handling Division
467 Zane Snead Drive Amherst, VA 24521
Buffalo Pumps Division
874 Oliver Street N. Tonawanda, NY 14120
FORGED AND CAST ENGINEERED PRODUCT SEGMENT
Union Electric Steel Corporation
Route 18 Burgettstown, PA 15021
726 Bell Avenue Carnegie, PA 15106
U.S. Highway 30 Valparaiso, IN 46383
1712 Greengarden Road Erie, PA 16501
Union Electric Steel UK Limited
Coulthards Lane Gateshead, NE8 3DX England
Åkers Sweden AB
Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden

Company and Location
Alloys Unlimited and Processing, LLC
3760 Oakwood Avenue Austintown, Ohio 44515
AIR AND LIQUID PROCESSING SEGMENT
Air & Liquid Systems Corporation
Aerofin Division
4621 Murray Place Lynchburg, VA 24502
Buffalo Air Handling Division
467 Zane Snead Drive Amherst, VA 24521
Buffalo Pumps Division
874 Oliver Street N. Tonawanda, NY 14120

(b)(ii) Inventory Storage Warehouses of Loan Parties

Loan Part(ies)	Warehouse Address
Union Electric Steel Corporation Alloys Unlimited and Processing, LLC	726 Bell Avenue Carnegie, PA 15106
Union Electric Steel Corporation	Route 18 Burgettstown, PA 15021 U.S. Highway 30 Valparaiso, IN 46383 1712 Greengarden Rd Erie, PA 16501
Buffalo Pumps, division of Air & Liquid Systems Corporation	874 Oliver Street N. Tonawanda, NY 14120
Buffalo Air Handling, division of Air & Liquid Systems Corporation	467 Zane Snead Drive Amherst, VA 24521
Aerofin, division of Air & Liquid Systems Corporation	4621 Murray Place Lynchburg, VA 24502
Aerofin, division of Air & Liquid Systems Corporation	Wilson Welding & Fab 1142 Seamster Rd. Gladys, VA
Aerofin, division of Air & Liquid Systems Corporation	Heresite Protective Coatings 822 South 14th St Manitowoc, WI 54220
Aerofin, division of Air & Liquid Systems Corporation	Luvata Electrofin 1423 W. Ormsby Ave Louisville, KY 40210

Loan Part(ies)	Warehouse Address
Åkers AB Åkers Sweden AB	Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden
Åkers AB	Outokumpu Stainless OY Terastie 1Tomio Finland 95490
Åkers AB Åkers Sweden AB Union Electric Steel UK Limited	Andritz Herr-Vosco Stamco Inc (RCI Chesterton) 1079 Lot #1 Industry Drive Chesterton, IN 46304
Åkers AB Åkers Sweden AB Union Electric Steel UK Limited	Andritz Herr-Vosco Stamco Inc (RCI Ambridge) 2790 Duss Avenue Ambridge, PA 15003
Åkers AB Åkers Sweden AB	J&S Transport och Speditions AB Terminalvägen 42 72136 Västerås Sweden
Åkers AB Åkers Sweden AB	Mimab AB Stilla Havet, Port 4 418 34 Göteborgs hamn Sweden
Åkers Sweden AB	Washington Tool and Machine Baird Avenue Washington, PA 15301
Union Electric Steel UK Limited	Coulthards Lane Gateshead, NE8 3DX Tyne & Wear England
Union Electric Steel UK Limited	LV Valenback Bailey Industrial Estate Ellison Street, Jarrow Tyne and Wear, NE32 3JU England
Union Electric Steel UK Limited	Stadium Export Services Ltd. Longrigg, Swalwell Gateshead, NE8 3DX Tyne & Wear England
Union Electric Steel UK Limited	The Storage Place Ltd. Brewery Lane, Felling Gateshead, NEl0 0EY Tyne & Wear England

Loan Part(ies)	Warehouse Address
Union Electric Steel UK Limited	Washington Tool and Machine Co. Baird Avenue Washington, PA 15301
Alloys Unlimited and Processing, LLC Union Electric Steel Corporation	Austintown Oakwood LLC 3760 Oakwood Avenue Austintown, OH 44515
Alloys Unlimited and Processing, LLC	P&L Heat Treating 313 E Wood St Youngstown, OH 44503
Alloys Unlimited and Processing, LLC	Commercial Steel Treating 1394 East 39th Street Cleveland, OH 44114
Alloys Unlimited and Processing, LLC	Commercial Fluid Power 11663 McKinney St Titusville, PA 16354
Alloys Unlimited and Processing, LLC	HMC Machine Technologies, Inc. 947 Summit Avenue Niles, OH 44446
Alloys Unlimited and Processing, LLC	P&L Precision Grinding 948 Poland Avenue Youngstown, OH 44502
Union Electric Steel Corporation	Route 18 Burgettstown, PA 15021
Union Electric Steel Corporation	U.S. Highway 30 Valparaiso, IN 46383
Union Electric Steel Corporation	1712 Greengarden Road Erie, PA 16501
Union Electric Steel Corporation	Union Electric Steel UK Limited Coulthards Lane Gateshead, NE8 3DX England
Union Electric Steel Corporation	Specialty Services Inc. 14895 Cannons Mill Road East Liverpool, OH 43920
Union Electric Steel	Independent Container Line – Antwerp Antwerp Container Terminal NVACOT Antwerpsebaan 57 Kaai 730 – Delwaidedok 2040 Antwerpen, Belgium
Union Electric Steel	Independent Container Line – Southampton, UK DP World Southampton Western Docks Southampton, GB SO15 1DA
Union Electric Steel	Independent Maritime Terminal (ICL USA) Penn Terminals Inc 1 Saville Avenue Eddystone, PA 19022
Union Electric Steel Corporation	Independent Maritime Terminal Mannheimweg, Belgium Quay 242, Hansa Dock, 2030 Antwerpen, Belgium

Loan Part(ies)	Warehouse Address
Union Electric Steel Corporation	KMX International 2nd and Grand Streets Hamburg, PA 19526
Union Electric Steel Corporation	Hilti Inc. 902 North Cedar Street New Castle, PA 16102
Union Electric Steel Corporation	Harbor Freight Transport Corp. 301 Craneway St. Port Newark, NJ 07114
Union Electric Steel Corporation	International Titanium Corp. 93 Front St. New Brighton, PA 15066
Union Electric Steel Corporation	Maxwell Welding and Machine 11 Starck Dr. Burgettstown, PA 15021
Union Electric Steel Corporation	USS-POSCO Industries 900 Loveridge Road Pittsburg, CA 94565
Union Electric Steel Corporation	WHEMCO 601 West 7th Ave Homestead, PA 15120
Union Electric Steel Corporation	XTEK Incorporated 11451 Reading Road Cincinnati, OH 45241

(b)(iii) Place of Business and Chief Executive Office of Loan Parties

Loan Party	Place of Business	Chief Executive Office
Borrowers
Air & Liquid Systems Corporation	4621 Murray Place Lynchburg, VA 24502 467 Zane Snead Drive Amherst, VA 24521 874 Oliver Street N. Tonawanda, NY 14120	726 Bell Avenue, Suite 302 Carnegie, PA 15106

Loan Party	Place of Business	Chief Executive Office
Borrowers
Union Electric Steel Corporation	Route 18 Burgettstown, PA 15021 726 Bell Avenue Carnegie, PA 15106 U.S. Highway 30 Valparaiso, IN 46383 1712 Greengarden Road Erie, PA 16501	726 Bell Avenue Carnegie, PA 15106
Alloys Unlimited and Processing, LLC	726 Bell Avenue Carnegie, PA 15106 3760 Oakwood Avenue Austintown, OH 44515	726 Bell Avenue Carnegie, PA 15106
Åkers Sweden AB	Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden	Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden
Union Electric Steel UK Limited	Coulthards Lane Gateshead, NE8 3DX England	Coulthards Lane Gateshead, NE8 3DX England
Åkers AB	Bruksallen 14 SE-647 51 Åkers Styckebruk Sweden	Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden
Guarantors
Ampco-Pittsburgh Corporation	726 Bell Avenue, Suite 301 Carnegie, PA 15106	726 Bell Avenue, Suite 301 Carnegie, PA 15106
Ampco-Pittsburgh Securities V LLC	103 Foulk Road, Suite 202 Wilmington, DE 19803	103 Foulk Road, Suite 202 Wilmington, DE 19803
Ampco-Pittsburgh Securities V Investment Corporation	103 Foulk Road, Suite 202 Wilmington, DE 19803	103 Foulk Road, Suite 202 Wilmington, DE 19803
Ampco UES Sub, Inc.	103 Foulk Road, Suite 202 Wilmington, DE 19803	103 Foulk Road, Suite 202 Wilmington, DE 19803
The Davy Roll Company Limited	Coulthards Lane Gateshead, NE8 3DX England	Coulthards Lane Gateshead, NE8 3DX England
Rolls Technology Inc.	726 Bell Avenue, Suite 301 Carnegie, PA 15106	726 Bell Avenue, Suite 301 Carnegie, PA 15106
FCEP Delaware LLC	103 Foulk Road, Suite 202 Wilmington, DE 19803	103 Foulk Road, Suite 202 Wilmington, DE 19803

(b)(iv) Location of All Real Property Owned or Leased

Company and Location	Owned or Leased	Landlord Address (if applicable)
FORGED AND CAST ENGINEERED PRODUCT SEGMENT
Union Electric Steel Corporation
Route 18 Burgettstown, PA 15021	Leased	Store Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, Arizona 85255
726 Bell Avenue Carnegie, PA 15106	Leased	Store Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, Arizona 85255
U.S. Highway 30 Valparaiso, IN 46383	Leased	Store Capital Acquisitions, LLC 8377 E. Hartford Drive, Suite 100 Scottsdale, Arizona 85255
1712 Greengarden Road Erie, PA 16501	Leased	Transportation Investment Group 7005 W. Pine Gate Road Fairview, PA 16415
Union Electric Steel UK Limited
Coulthards Lane Gateshead, NE8 3DX England	Owned
Åkers Sweden AB
Bruksallen 14 SE-647 51 Åkers Styckebruk, Sweden	Owned	N/A
Alloys Unlimited and Processing, LLC
3760 Oakwood Avenue Austintown, Ohio 44515	Leased	Austintown Oakwood, LLC 3760 Oakwood Avenue Austintown, OH 44515
AIR AND LIQUID PROCESSING SEGMENT
Air & Liquid Systems Corporation
Aerofin Division
4621 Murray Place Lynchburg, VA 24506	Owned	N/A
Buffalo Air Handling Division
467 Zane Snead Drive Amherst, VA 24531	Owned	N/A
Buffalo Pumps Division
874 Oliver Street N. Tonawanda, NY 14120	Owned	N/A

SCHEDULE 5.2(a)

STATES OF QUALIFICATION AND GOOD STANDING

Entity	Jurisdiction of Organization	Jurisdictions of Qualification

Borrowers

Air & Liquid Systems Corporation	Pennsylvania	New York Virginia Illinois

Union Electric Steel Corporation	Pennsylvania	Indiana Missouri Texas

Alloys Unlimited and Processing, LLC	Pennsylvania	Ohio

Rolls Technology Inc.	Delaware	None

Akers National Roll Company	Delaware	Pennsylvania West Virginia

Åkers Sweden AB	Sweden	None

Union Electric Steel UK Limited	England and Wales	None

Åkers AB	Sweden	European Union (VAT registration in France and Slovenia)

Guarantors

Ampco-Pittsburgh Corporation	Pennsylvania	Texas

Ampco-Pittsburgh Securities V LLC	Delaware	None

Ampco-Pittsburgh Securities V Investment Corporation	Delaware	None

Ampco UES Sub, Inc.	Delaware	None

The Davy Roll Company Limited	England and Wales	None

FCEP Delaware LLC	Delaware	None

SCHEDULE 5.2(b)

SUBSIDIARIES

Loan Party	Subsidiaries

Ampco-Pittsburgh Corporation	Ampco-Pittsburgh Securities V LLC
Air & Liquid Systems Corporation

Air & Liquid Systems Corporation	No Subsidiaries

Ampco-Pittsburgh Securities V LLC	Union Electric Steel Corporation
Ampco-Pittsburgh Securities V Investment Corporation

Ampco-Pittsburgh Securities V Investment Corporation	No Subsidiaries

Union Electric Steel Corporation	Ampco UES Sub, Inc.
Alloys Unlimited and Processing, LLC

Alloys Unlimited and Processing, LLC	No Subsidiaries

Ampco UES Sub, Inc.	Rolls Technology Inc.
FCEP Delaware LLC

The Davy Roll Company Limited	Union Electric Steel UK Limited

Union Electric Steel UK Limited	No Subsidiaries

Åkers Sweden AB	No Subsidiaries

Rolls Technology Inc.	Akers National Roll Company

Akers National Roll Company	No Subsidiaries

Åkers AB	No Subsidiaries

FCEP Delaware LLC	No Subsidiaries

SCHEDULE 5.4

FEDERAL TAX IDENTIFICATION NUMBER

Entity	Federal Tax Identification Number or VAT Registration Number or Equivalent

Borrowers

Air & Liquid Systems Corporation	27-1374558

Union Electric Steel Corporation	25-0847900

Alloys Unlimited and Processing, LLC	47-4472586

Rolls Technology Inc.	25-1553954

Akers National Roll Company	25-1571666

Åkers Sweden AB	SE556031808001 (VAT registration number)

Union Electric Steel UK Limited	452 12150 44119 A 23 A 22/01 (UK tax identification number)

Åkers AB	SE556153479201 (VAT registration number)

Guarantors

Ampco-Pittsburgh Corporation	25-1117717

Ampco-Pittsburgh Securities V LLC	25-1431512

Ampco-Pittsburgh Securities V Investment Corporation	27-1450392

Ampco UES Sub, Inc.	51-0319219

The Davy Roll Company Limited	508 15589 16436 A 25 A 16/01 (UK tax identification number)

FCEP Delaware LLC	81-4517241

SCHEDULE 5.8(b)(i)

LITIGATION

Asbestos Litigation

Claims have been asserted alleging personal injury from exposure to asbestos-containing components historically used in some products manufactured by predecessors of ALS (“Asbestos Liability”). ALS, and in some cases Ampco-Pitt Corp., are defendants (among a number of defendants, often in excess of 50) in cases filed in various state and federal courts.

Asbestos Claims

The following table reflects approximate information about the claims for Asbestos Liability against the subsidiaries and Ampco-Pitt Corp. for the three months ended March 31, 2020 and 2019:

	Three Months Ended March 31
(dollars in thousands)	2020	2019
Total claims pending at the beginning of the period	6,102	6,772
New claims served	273	333
Claims dismissed	(86)	(90)
Claims settled	(108)	(56)
Total claims pending at the end of the period (1)	6,181	6,959
Gross settlement and defense costs (in 000’s) (2)	$6,206	$2,789
Average gross settlement and defense costs per claim resolved (in 000’s)	$31.99	$19.10

(1)

Included as “open claims” are approximately 749 and 666 claims in 2020 and 2019, respectively, classified in various jurisdictions as “inactive” or transferred to a state or federal judicial panel on multi-district litigation, commonly referred to as MDL.

(2)	Increase in first quarter of 2020 over prior period is principally due to a high volume of settlement documents received in 2020 for cases settled in 2019 but paid in first quarter of 2020.

A substantial majority of the settlement and defense costs reflected in the above table was reported and paid by insurers. Because claims are often filed and can be settled or dismissed in large groups, the amount and timing of settlements, as well as the number of open claims, can fluctuate significantly from period to period.

SCHEDULE 5.8(d)

PLANS

UES, Ampco-Pitt Corp., and ALS Plans

1.	Ampco-Pitt Corp. Retirement Plan

2.	Ampco-Pitt Corp. Retirement Savings Plan (401(k) Plan)

3.	Ampco-Pitt Corp. Group Insurance Program (Health and Welfare Plan)

a.	Medical Carrier—Aetna
b.	Dental Carrier—Delta Dental
c.	Vision Carrier—EyeMed
d.	Life and AD&D Insurance—Lincoln Financial Group
e.	Short Term Disability—Lincoln Financial Group
f.	Long Term Disability—Lincoln Financial Group
g.	Stop Loss—Aetna
h.	Group Travel Accident – Chubb
i.	Voluntary Accident Plan – Aetna
j.	Termination Allowance Plan

4.	Ampco-Pitt Corp. Retiree Welfare Benefits Plan

5.	IAM National Pension Fund (multiemployer plan for the UES Valparaiso Union)

6.	Steelworkers Health & Welfare (Carnegie Highmark medical, United Concordia dental)

7.	District No. 9 I.A.M.A.W. Welfare Plan (UES Valparaiso Union)

National Roll Plans

1.	National Roll Pension Plan for Hourly Rated EES At Avonmore

2.	USWA Savings Program/National Roll 40l(K) Plan

UK Borrower Plans

1.	Pension Scheme Company contributes 3% and Employees must contribute 3% mm1mum

2.	Death in Service—3x Salary/annual earnings

3.	For a limited number of staff
a.	Health Insurance—applies to 17 staff (covers employee and partner)
b.	Company Cars—applies to 6 staff
c.	Travel Insurance—applies to 17 staff (covers business and personal travel)

Åkers Sweden Plans

1.	Kollektivavtal (tjanstemannaavtalet)

2.	Kollektivavtal IF Metall/Stal och Metall

3.	Local agreement about production bonus

4.	Local agreements about benefits for workers:

a.	“Fritidsfond” 0.7% of total workers salary. 2017 < 400KKr
b.	“Sjukfond” 0.5% of total workers salary. 2017 < 330Kkr
c.	“Tandfond” 0.2% of total workers salary. 2017 < ll0Kkr

SCHEDULE 5.9

INTELLECTUAL PROPERTY, SOURCE CODE ESCROW AGREEMENTS

Patents:

Application/Patent No.	Status	Chain of Title/Assignments	Notes
US 09/838,347 US 6,868,689	Filed 4/20/2001 Issued 3/22/2005

Inventors to Buffalo Air Handling Company

Executed 4/2001

Recorded 4/20/2001

Merger: Aerofin Corporation/Buffalo Pumps, Inc. into Air & Liquid Systems Corporation

Executed 12/23/2009

Recorded 2/5/2010

CURRENT OWNER: Air & Liquid Systems Corporation

11.5 Year Maintenance Fee Window Opens 3/22/2016; Last day to pay: 3/22/2017
US 09/614,404 US 6,315,530	Filed 7/12/2000 Issued 11/13/2001

Inventors to Buffalo Pumps, Inc.

Executed 6/2000 and 7/2000

Recorded 7/12/2000

Merger: Aerofin Corporation/Buffalo Pumps, Inc. into Air & Liquid Systems Corporation

Executed 12/23/2009

Recorded 2/5/2010

CURRENT OWNER: Air & Liquid Systems Corporation

11.5 Year Maintenance Fee paid: 5/1/2013 Provisional Application No. 60/157,732 filed 10/5/1999 (expired)
US 10/161,663 US 6,617,731	Filed 6/5/2002 Issued 9/9/2003

Inventors to Buffalo Pumps, Inc.

Executed 5/2002

Recorded 6/5/2002

Merger: Aerofin Corporation/Buffalo Pumps, Inc. into Air & Liquid Systems Corporation

Executed 12/23/2009

Recorded 2/5/2010

CURRENT OWNER: Air & Liquid Systems Corporation

11.5 Year Maintenance Fee paid: 2/19/2015

Application/Patent No.	Status	Chain of Title/Assignments	Notes
US 10/094,982 US 6,626,578	Filed 3/12/2002 Issued 9/30/2003

Inventors to Buffalo Pumps, Inc.

Executed 3/2002

Recorded 3/12/2002

Merger: Aerofin Corporation/Buffalo Pumps, Inc. into Air & Liquid Systems Corporation

Executed 12/23/2009

Recorded 2/5/2010

CURRENT OWNER: Air & Liquid Systems Corporation

11.5 Year Maintenance Fee paid: 2/19/2015

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057ATEP	Austria	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057AU00	Australia	04/03/2011	2011361937	14/01/2016	2011361937		Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	PCT Based without Priority	Barry Franks
P11057BEEP	Belgium	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057BR00	Brazil	04/03/2011	PI1101419-9				Pending	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Priority Founding	Barry Franks	Request for examination has been filed but there is a “huge” backlog at the BR patent office.
P11057CA00	Canada	04/03/2011	2828894	09/05/2017	2828894		Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	PCT Based without Priority	Barry Franks
P11057CHEP	Switzerland	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057CN00	China	04/03/2011	201180000136.7				Accepted for grant.	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	PCT Based without Priority	Barry Franks	The registration fees have been paid. Awaiting issuance of the Letters patent.

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057CZEP	Czech Republic	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057DEEP	Germany	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057ESEP	Spain	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057FIEP	Finland	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057FREP	France	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057GBEP	United Kingdom	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057HREP	Croatia	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057IN00	India	04/09/2013	1673/MUMNP/ 2013				Pending	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	PCT Based without Priority	Barry Franks	According to publically available databases the national filing date is 04/09/2013. Request for examination filed but no examination report has been received yet
P11057ITEP	Italy	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057JP01	Japan	22/11/2013	2013-241411	24/03/2017	6114682		Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Divisional	Barry Franks
P11057KR00	South Korea	04/03/2011	10-2011- 0019698	02/09/2013	10-1305410	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Priority Founding	Barry Franks

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057LUEP	Luxembourg	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057NLEP	Netherlands	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057PLEP	Poland	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057ROEP	Romania	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057RU00	Russian	04/03/2011	2013142706	Issue Date - January 10, 2016	Patent No. 2572269 C2	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	PCT Based without Priority	Barry Franks

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057SEEP	Sweden	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057SIEP	Slovenia	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057SKEP	Slovakia	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks
P11057TREP	Turkey	04/03/2011	11156907.5	11/09/2013	2495340	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Designated after EPC	Barry Franks

Brann Ref.	Country	Application Date (dd/mm/yyyy)	Application No.	Reg. Date	Reg. No	Duration	Status	Applicant	Catchword	Application Type	Team	Comments
P11057TW00	Taiwan	04/03/2011	100107296	01/02/2015	I471420	04/03/2031	Granted	Åkers AB	A forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Priority Founding	Barry Franks	According to publically available databases there is not any owner registered for this patent. According to the Taiwanese attorneys, this was corrected to “Åkers AB” in the patent Gazette of 08/08/2015.
P11057US00	USA	04/03/2011	13/040327	30/12/2014	8920296	22/03/2033	Granted	Åkers AB	Forged roll meeting the requirements of the cold rolling industry and a method for production of such a roll	Priority Founding	Barry Franks	This patent benefits from 749 extra days of validity due to patent term adjustments (PTA).

Trademarks:

Country	Serial No.	Reg. No.	Trademark	Status	Class	Owner Name

US	77/701,234	3,804,367	SPRAYGUARD	Registered	11	Air & Liquid Systems Corporation

US	76/311,192	2,578,540	AEROFIN	Registered	11	Air & Liquid Systems Corporation

US	76/227,153	2,668,131	AEROMIX	Registered	11	Air & Liquid Systems Corporation

US	75/668,294	2,377,091	ENERGY FLOW	Registered	11	Air & Liquid Systems Corporation

US	72/248,964	0,833,291	THRUST-O-MATIC	Registered	7 (US Class) 23	Air & Liquid Systems Corporation

US	72/207,562	0,799,481	CAN-O-MATIC	Registered	7 (US Class) 23	Air & Liquid Systems Corporation

US	85/330,517	4,335,451	SPLIT-FIT	Registered	7	Air & Liquid Systems Corporation

US	87/011,883	5,282,182	UNION ELECTRIC ÅKERS	Registered	7	Ampco UES Sub, Inc.

US	87/011,882	5,247,437	Roll Design	Registered	7	Ampco UES Sub, Inc.

EU	15936602	15936602	UNION ELECTRIC ÅKERS	Registered	7	Ampco UES Sub, Inc.

EU	15936628		Roll Design	Abandoned	7	Ampco UES Sub, Inc.

China	4096623	4096623	UNION ELECTRIC STEEL	Registered	7 Forged hardened steel rolls	Union Electric Steel Corporation

China	3353884	3353884	UNION ELECTRIC STEEL	Expired	7 Forged hardened steel rolls	Union Electric Steel Corporation

US	87/708,039		TWINALLOY	Pending	6, 7	Union Electric Steel Corporation

US			VICTURA	Pending	7	Union Electric Steel Corporation

EU	17883968	17883968	VICTURA	Registered	7	Union Electric Steel Corporation

EU			TWINALLOY	Pending	6, 7	Union Electric Steel Corporation

Country	Serial No.	Reg. No.	Trademark	Status	Class	Owner Name

International Register	1408765	1408765	VICTURA	Registered	7	Union Electric Steel Corporation

International Register	1410576	1410576	TWINALLOY	Registered	6, 7	Union Electric Steel Corporation

India	334986		AMPCO	Registered Renewed 3/27/06 Expiry Date: 3/27/16	6 Non-precious metal alloys

AMPCO-PETTSBURGH CORPORATION[149935] Trading As : AMPCO-PETTSBURGH CORPORATI0N. Body Incorporate

700, PORTER BUILDING , PITTSBURGH, PENNSYLVANIA, UNITED STATES OF AMERICA.

US (UNITED STATES OF AMERICA)

India	334985		AMPCOLOY	Registered Renewed 3/27/92 Expiry Date: 3/27/99	6 Non-precious metal alloys	AMPCO-PETTSBURGH CORPORATION[149935] 700, PORTER BUILDING , PITTSBURGH, PENNSYLVANIA, UNITED STATES OF AMERICA. US (UNITED STATES OF AMERICA))

India	334987		AMPCO-WELD	Registered Renewed 3/27/92 Expiry Date: 3/27/99	9 Resistance welding electrodes	AMPCO-PETTSBURGH CORPORATION[149935] 700, PORTER BUILDING , PITTSBURGH, PENNSYLVANIA, UNITED STATES OF AMERICA. US (UNITED STATES OF AMERICA)

Brann ref.	Applicant	Status	Trademark	Application Date	App. No	Reg. date	Reg. no	Renewal Date	Clases	Country	Designated countries	Comments
B597WW00		Ongoing watch	INVICTA					30/06/2016		World Wide
B598WW00		Ongoing watch	ÅKERS					30/06/2016	06, 07	World Wide
V25794BR07	Åkers AB	Pending	ÅKERS	29/12/2004	827044496				07	Brazil		Pending application.

Brann ref.	Applicant	Status	Trademark	Application Date	App. No	Reg. date	Reg. no	Renewal Date	Clases	Country	Designated countries	Comments
V25794EU00	Åkers AB	Granted	ÅKERS	03/11/2004	004105251	16/12/2005	004105251	03/11/2024	06, 07, 40	European Community	Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom
V25794ID06	Åkers AB	Granted	ÅKERS	03/02/2012	D00201204787	10/10/2014	IDM000427985	03/02/2022	06	Indonesia		Registered on 10/10/2014 – We have not received any Certificate of registration.
V25794ID07	Åkers AB	Granted	ÅKERS	03/02/2012	D00201204786	10/10/2014	IDM000428492	03/02/2022	07	Indonesia		Registered on 10/10/2014 – We have not received any Certificate of registration
V25794IN00	Åkers AB	Granted	ÅKERS	17/12/2004	1326540	17/12/2004	1326540	17/12/2024	07	India

Brann ref.	Applicant	Status	Trademark	Application Date	App. No	Reg. date	Reg. no	Renewal Date	Clases	Country	Designated countries	Comments
V25794IP00	Åkers AB	Granted	ÅKERS	09/12/2004	844922A	09/12/2004	844922	09/12/2024	06, 07	International Protocol (Madrid)	Australia, China, Egypt, Japan (all goods in class 7 and class 6 limited), Kazakhstan, Morocco, Russian Federation, Turkey, Ukraine	The designation for Japan only covers class 6.
V25794IP01	Åkers AB	Granted	ÅKERS	09/12/2004	844922	09/12/2004	844922A	09/12/2024	06, 07	International Protocol (Madrid)	Egypt, Kazakhstan, Morocco, South Korea	Egypt, Kazakhstan and Morocco is included in the above registration no. 844922
V25794US00	Åkers AB	Granted	ÅKERS	02/05/2005	78/620774	05/12/2006	3179530	05/12/2016	06, 07	USA		Declaration of use should be filed on 05/12/2016
V25794ZA07	Åkers AB	Granted	ÅKERS	10/12/2004	2004/22404	05/03/2008	2004/22404	10/12/2024	07	South Africa		Granted
V26765CN06	Åkers AB	Granted	ÅKERS i lokala tecken	03/11/2006	5700635	28/07/2009	5700635	27/07/2019	06	China
V26765CN07	Åkers AB	Granted	ÅKERS i lokala tecken	03/11/2006	5700636	28/07/2009	5700636	27/07/2019	07	China
V30705BR00	Åkers AB	Pending	INVICTA	11/05/2011	831026995				07	Brazil

Brann ref.	Applicant	Status	Trademark	Application Date	App. No	Reg. date	Reg. no	Renewal Date	Clases	Country	Designated countries	Comments
V30705EU00	Åkers AB	Granted	INVICTA	02/03/2011	009778549	10/08/2011	009778549	02/03/2021	07	European Community	Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France,
											Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom
V30705IP00	Åkers AB	Granted	INVICTA	07/03/2011	1084155	07/03/2011	1084155	07/03/2021	07	International Protocol (Madrid)	China, Japan, Kazakhstan, Russian Federation, South Korea, Turkey, USA	Declaration of use should be filed in USA on 28/02/2018
	Åkers AB	Registered	INVICTA	07/03/2011	79/100,102	28/02/2012	4,103,884	07/03/2021	7	US

SCHEDULE 5.14

LABOR DISPUTES

Facility	Name of union	Expiration date of contract	Labor disputes

Carnegie, PA	USW Local 14034-47	10/14/2023	None

Burgettstown, PA	USW Local 14034-49	3/23/2021	None

Valparaiso, IN	IAM Dist. 90, Local 2018	5/31/2022	None

Gateshead, UK Hourly	GMB /Unite	Annual- December	None

Gateshead, UK Salaried	Unite	Annual- December	None

Styckebruk, Sweden (Blue Collar Employees)	Steel and Metal Employers Association / Industrifacket Metall (employee organisation)	10/31/2020	None

Styckebruk, Sweden (White Collar Employees)	Steel and Metal Employers Association / Unionen, the Swedish Association of Graduate Engineers and Ledama (employee organisations)	10/31/2020	None

Buffalo Pumps Division of Air & Liquid Systems Corporation	Local #9436-4 (USW, AFL-CIO)	9/14/2020	None

SCHEDULE 5.24

EQUITY INTERESTS

(a)	Authorized and Outstanding Equity Interests

Entity	Jurisdiction of Organization	Authorized Capital Stock/Share Capital	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Borrowers
Air & Liquid Systems Corporation	Pennsylvania	100 shares of common stock, par value $1.00 per share	100 shares of common stock, par value $1.00 per share	Ampco-Pittsburgh Corporation owns 100% of the issued and outstanding capital stock of Air & Liquid Systems Corporation
Union Electric Steel Corporation	Pennsylvania	4,000,000 shares of common stock, par value $1.25 per share	1,508,665 shares of common stock, par value $1.25 per share	Ampco-Pittsburgh Securities V LLC owns 100% of the issued and outstanding capital stock of Union Electric Steel Corporation
Alloys Unlimited and Processing, LLC	Pennsylvania	100 limited liability company units	100 limited liability company units	Union Electric Steel Corporation owns 100% of the issued and outstanding membership interests of Alloys Unlimited and Processing, LLC
Akers National Roll Company	Delaware	1,000 shares of common stock, par value $1.00 per share	1,000 shares of common stock, par value $1.00 per share	Rolls Technology Inc. owns 100% of the issued and outstanding capital stock of Akers National Roll Company

Entity	Jurisdiction of Organization	Authorized Capital Stock/Share Capital	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Åkers Sweden AB	Sweden	SEK 100,000,000	1,000,000 shares	FCEP Europe B.V. owns 100% of the issued and outstanding capital stock of Åkers Sweden AB
Union Electric Steel UK Limited	England and Wales	GBP 60,000 60,000 shares	60,000 shares	The Davy Roll Company Limited owns 100% of the issued and outstanding capital stock of Union Electric Steel UK Limited
Åkers AB	Sweden	SEK 10,000,000	1,400,000 shares	FCEP Europe B.V. owns 100% of the issued and outstanding capital stock of Åkers AB
Guarantors (other than Ampco-Pitt Corp.)
Ampco-Pittsburgh Securities V LLC	Delaware	100 membership interests	100 membership interests	Ampco-Pittsburgh Corporation owns 100% of the issued and outstanding membership interests of Ampco-Pittsburgh Securities V LLC

Entity	Jurisdiction of Organization	Authorized Capital Stock/Share Capital	Issued and Outstanding Shares of Capital Stock	Holders of Issued and Outstanding Shares of Capital Stock
Ampco-Pittsburgh Securities V Investment Corporation	Delaware	100 shares of common stock, par value $1.00 per share	100 shares of common stock, par value $1.00 per share	Ampco- Pittsburgh Securities V LLC owns 100% of the issued and outstanding capital stock of Ampco-Pittsburgh Securities V Investment Corporation
Ampco UES Sub, Inc.	Delaware	1,000 shares of common stock, par value $1.00 per share	10 shares of common stock, par value $1.00 per share	Union Electric Steel Corporation owns 100% of the issued and outstanding capital stock of Ampco UES Sub, Inc.
The Davy Roll Company Limited	England and Wales	GBP 1,000,000 1,000,000 shares	1,000,000 shares	FCEP Europe B.V. owns 100% of the issued and outstanding capital stock of The Davy Roll Company Limited
Rolls Technology Inc.	Delaware	3,000 shares of common stock, no par value	3,000 shares of common stock, no par value	Ampco UES Sub, Inc. owns 100% of the issued and outstanding capital stock of Rolls Technology Inc.
FCEP Delaware LLC	Delaware	100 membership interests	100 membership interests	Ampco UES Sub, Inc. owns 100% of the issued and outstanding capital stock of FCEP Delaware LLC

(b)	None. For Ampco-Pitt. Corp., refer to Form 10-K and 2020 Proxy Statement for description of options and restricted stock units

(c)	None

SCHEDULE 5.27

MATERIAL CONTRACTS

1.	1988 Supplemental Executive Retirement Plan, as amended and restated December 17, 2008, and further amended on July 1, 2015.

2.	Ampco-Pittsburgh Corporation 2008 Omnibus Incentive Plan.

3.	Ampco-Pittsburgh Corporation 2011 Omnibus Incentive Plan.

4.	Ampco-Pittsburgh Corporation 2016 Omnibus Incentive Plan.

5.	Amendment No. 1 to Amended and Restated Union Electric Steel Corporation Retirement Restoration Plan for Robert G. Carothers, effective as of July 1, 2015.

6.	Amended and Restated Change in Control Agreement, dated as of November 4, 2015, by and between Ampco-Pittsburgh Corporation and Rose Hoover.

7.	Amended and Restated Change in Control Agreement, dated as of November 4, 2015, by and between Ampco-Pittsburgh Corporation and Dee Ann Johnson.

8.	Amended and Restated Change in Control Agreement, dated as of November 4, 2015, by and among Ampco-Pittsburgh Corporation, Air & Liquid Systems Corporation, and Terrence W. Kenny.

9.	Share Sale and Purchase Agreement, dated as of December 2, 2015, by and between, inter alia, Åkers Holdings AB and Ampco-Pittsburgh Corporation.

10.	Addendum to Share Sale and Purchase Agreement, dated March 1, 2016, among Ampco Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.

11.	Second Addendum to Share Sale and Purchase Agreement, dated March 3, 2016, among Ampco-Pittsburgh Corporation, Ampco UES Sub, Inc., Altor Fund II GP Limited, and Åkers Holding AB.

12.	Shareholder Support Agreement, dated March 3, 2016, by and between Ampco-Pittsburgh Corporation and Altor Fund II GP Limited.

13.	Purchase Agreement by and among Ampco UES Sub, Inc., ASW Steel Inc., and CK Pearl Fund, Ltd. and CK Pearl Fund LP and White Oak Strategic Master Fund, L.P. dated as of November 1, 2016.

14.	Change in Control Agreement between Ampco-Pittsburgh Corporation and Michael G. McAuley dated April 25, 2016.

15.

Retirement and Consulting Agreement effective May 1, 2016 by and between Union Electric Steel Corporation and Robert G. Carothers, as amended effective June 1, 2017 and as further amended January 1, 2019.

16.	Change in Control Agreement between Ampco-Pittsburgh Corporation and J. Brett McBrayer, dated July 1, 2018 as amended December 20, 2019.

17.	Offer Letter between Ampco-Pittsburgh Corporation and J. Brett McBrayer dated June 16, 2018.

18.	Ampco-Pittsburgh Corporation Executive Severance Plan, effective June 21, 2018.

19.	Share Purchase Agreement dated September 30, 2019 by and among Ampco UES Sub, Inc., ASW Steel Inc., Valbruna Canada, Ltd. and Ampco-Pittsburgh Corporation

20.	Master Lease Agreement between Union Electric Steel Corporation and Store Capital Acquisitions, LLC dated September 28, 2019

21.	Change in Control Agreement among Ampco-Pittsburgh Corporation, Union Electric Steel Corporation and Samuel C. Lyon, dated March 6, 2019.

22.	Unconditional Guaranty of Payment and Performance between Ampco-Pittsburgh Corporation and Store Capital Acquisitions, LLC dated September 28, 2018

23.	Form of Notice of Grant of Restricted Stock Unit Award (Time Vesting)

24.	Form of Notice of Grant of Restricted Stock Unit Award (Performance Vesting)

SCHEDULE 7.3

GUARANTEES

1.

Letter of support from Union Electric Steel Corporation to Union Electric Steel (Hong Kong) Limited to enable it to meet its liabilities to vendors for goods and services and to satisfy its tax obligations as and when they become due.

2.

PRI Pension guarantee: Ampco-Pitt Corp. has guaranteed, as for its own debt, the due fulfillment of all obligations of Åkers Sweden AB’s credit insurance regarding commitments for retirement pension (Total outstanding amount SEK 24,400,000).[1]

3.

PRI Pension guarantee: Ampco-Pitt Corp. has guaranteed, as for its own debt, the due fulfillment of all obligations of Åkers AB’s credit insurance regarding commitments for retirement pension (Total outstanding amount SEK 9,500,000).[2]

4.

Guarantee dated January 5, 2017 and subsequently signed by new CEO J. Brett McBrayer on January 15, 2019, issued by Ampco-Pittsburgh Corporation to Nordea Bank in connection with the bank account opened by Åkers AB, to cover exposures regarding advance payment, guarantees, letters of credit, car financings and credit cards (in the amount of SEK 13,000,000 and subsequently increased to SEK 15,000,000 by the replacement Guarantee dated January 15, 2019).[3]

5.

Guarantee dated January 5, 2017 and subsequently signed by new CEO J. Brett McBrayer on January 15, 2019, issued by Ampco-Pittsburgh Corporation to Nordea Bank in connection with the bank account opened by Åkers Sweden AB, to cover exposures regarding advance payment, guarantees, letters of credit, car financings and credit cards (in the amount of SEK 3,000,000 and subsequently reduced to SEK 1,000,000 by the replacement Guarantee dated January 15, 2019).[4]

1 Note: The figure is based on the assumption that the guarantees were redeemed on December 31, 2015.

2 Note: The figure is based on the assumption that the guarantees were redeemed on December 31, 2015.

3 Note: The SEK amount changes are merely reallocations from the previously scheduled amounts and do not reflect an overall increase in the previously scheduled guarantees.

4 Note: The SEK amount changes are merely reallocations from the previously scheduled amounts and do not reflect an overall increase in the previously scheduled guarantees.